UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

The Goodyear Tire & Rubber Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of
2011 Annual Meeting of Shareholders
and
Proxy Statement

The Goodyear Tire & Rubber Company

1144 East Market Street
Akron, Ohio 44316-0001

DATE:	April 12, 2011

TIME:	9:00 a.m., Akron Time
PLACE:	Offices of the Company
Goodyear Theater
1201 East Market Street
Akron, Ohio

YOUR VOTE IS IMPORTANT

Please vote. Most shareholders may vote by internet or telephone as well as by mail.
Please refer to your proxy card or page 62 of the Proxy Statement for information on how to vote by internet or telephone. If you choose to vote by mail, please complete, date and sign your proxy card and promptly return it in the enclosed envelope.

RICHARD J. KRAMER
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRESIDENT

March 8, 2011

Dear Shareholders:

You are cordially invited to attend Goodyear’s 2011 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 9:00 a.m., Akron Time, on Tuesday, April 12, 2011. During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement, and give a report on matters of current interest to our shareholders.

This booklet includes the Notice of Annual Meeting as well as the Proxy Statement, which provides information about Goodyear and describes the business we will conduct at the meeting.

We hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you vote via the internet, by telephone or by completing, dating, signing and promptly returning your proxy card. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your proxy. Remember, your vote is important!

Sincerely,

Richard J. Kramer
Chairman of the Board,
Chief Executive Officer
and President

THE GOODYEAR TIRE & RUBBER COMPANY

NOTICE OF THE
2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 12, 2011

To the Shareholders:

The 2011 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation, will be held at the Goodyear Theater (at Goodyear’s principal offices), 1201 East Market Street, Akron, Ohio, on Tuesday, April 12, 2011 at 9:00 a.m., Akron Time, for the following purposes:

1.	To elect the twelve members of the Board of Directors named in the Proxy Statement to serve one-year terms expiring at the 2012 Annual Meeting of Shareholders (Proxy Item 1);

2.	To consider and approve an advisory resolution regarding the compensation of our named executive officers (Proxy Item 2);

3.	To consider and act upon an advisory vote on the frequency of future shareholder votes regarding the compensation of our named executive officers (Proxy Item 3);

4.	To consider and approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 (Proxy Item 4); and

5.	To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors fixed the close of business on February 18, 2011 as the record date for determining shareholders entitled to notice of, and to vote at, the 2011 Annual Meeting. Only holders of record of Goodyear common stock at the close of business on February 18, 2011 will be entitled to vote at the 2011 Annual Meeting and adjournments, if any, thereof.

March 8, 2011
By order of the Board of Directors:

David L. Bialosky, Secretary

Please complete, date and sign your Proxy and return it promptly in the enclosed envelope, or vote via the internet or by telephone.

I

PROXY STATEMENT

The Goodyear Tire & Rubber Company

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”), to be voted at the annual meeting of shareholders to be held April 12, 2011 (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Goodyear’s executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.

Our Annual Report to Shareholders for the year ended December 31, 2010 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March 8, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 12, 2011:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2010 are available at www.proxyvote.com.

Shares Voting.  Holders of shares of the common stock, without par value, of Goodyear (the “Common Stock”) at the close of business on February 18, 2011 (the “record date”) are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 243,437,669 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Quorum.  In order for any business to be conducted, holders of at least a majority of shares entitled to vote must be represented at the meeting, either in person or by proxy.

Adjourned Meeting.  The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

Vote Required.  In accordance with Goodyear’s Articles of Incorporation, a director nominee must receive, in an uncontested election of directors for which cumulative voting is not in effect, a greater number of votes cast “for” his or her election than “against” his or her election. Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our Corporate Governance Guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the Securities and Exchange Commission.

The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a management or shareholder proposal, other than an advisory vote, to be adopted at the Annual Meeting. When considering the results of advisory votes, the Board of Directors intends to consider only those votes actually cast at the Annual Meeting.

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders but have no effect on the election of directors or advisory votes.

Voting Shares Held in Street Name.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable New York Stock Exchange rules, brokers have the discretion to vote only on any matters deemed by the New York Stock Exchange to be routine, such as the ratification of the selection of an accounting firm (Proxy Item 4). The election of directors (Proxy Item 1) and the executive compensation advisory votes (Proxy Items 2 and 3) are not considered to be routine matters, and your broker will not have discretion to vote on those matters unless you specifically instruct your broker to do so by returning your signed voting instruction card. If you do not provide voting instructions to your broker, your shares will not be voted for any director nominee or on any matter on which your broker does not have discretionary authority (resulting in a broker non-vote). Broker non-votes will have the same effect as a vote against a proposal, but will have no effect on the election of directors or advisory votes.

Cumulative Voting for Directors.  In the voting for directors, you have the right to vote cumulatively for the candidates nominated. Under the Ohio General Corporation Law, all of the shares of Common Stock may be voted cumulatively in the election of directors if any shareholder gives written notice to our President, a Vice President or the Secretary, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is in effect, you may (a) give one candidate the number of votes equal to twelve times the number of shares of Common Stock you are entitled to vote, or (b) distribute your votes among the twelve candidates as desired.

Voting of Proxy.  Messrs. David L. Bialosky, Darren R. Wells and Bertram Bell have been designated as proxies to vote shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the internet or by telephone.

Your shares will be voted for the twelve nominees identified at pages 7 through 14, unless your instructions are to vote against any one or more of the nominees or to vote cumulatively for one or more of the nominees for election. The proxies may cumulatively vote your shares if they consider it appropriate, except to the extent you expressly withhold authority to cumulate votes as to a nominee.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of the advisory resolution regarding the compensation of our named executive officers (Proxy Item 2), an annual frequency for future shareholder votes regarding the compensation of our named executive officers (Proxy Item 3), and the proposal of the Board of Directors to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 (Proxy Item 4), unless your instructions are otherwise.

Revocability of Proxy.  You may revoke or revise your proxy (whether given by mail, via the internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote previously taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your voting instructions.

Confidentiality.  Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at http://www.goodyear.com/investor/investor governance.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

Board Independence

The Board has determined that ten of the current twelve directors and director nominees (Mmes. Peterson and Streeter and Messrs. Boland, Firestone, Geissler, Hellman, McCollough, O’Neal, Sullivan and Weidemeyer) are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by the New York Stock Exchange and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Ms. Morrison, who is not standing for re-election at the Annual Meeting, is also independent. Mr. Kramer, our Chairman of the Board, Chief Executive Officer and President, is not considered independent. In addition, in light of his relationship with the United Steelworkers (the “USW”), Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationships between Goodyear and Xerox Corporation, which were less than one-tenth of one percent (0.1%) of Xerox’s consolidated gross revenues in each of the last three completed fiscal years, did not impair the independence of Mr. Firestone.

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has thirteen directors, each elected annually, and the following five committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, and (5) Governance. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2010, the Board held seven meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors attended the last annual meeting of shareholders. As described on Goodyear’s website at http://www.goodyear.com/investor/investor_contact_brd.html, shareholders may communicate with the Board or any of the directors (including the Lead Director or the non-management directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

Audit Committee

The members of the Audit Committee are Mr. Boland (Chairman), Mr. Firestone, Mr. Hellman, Mr. McCollough and Ms. Streeter. The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission rules and regulations, and each of Mr. Boland, Mr. Hellman, Mr. McCollough and Ms. Streeter is an audit committee financial expert. The Board has determined that Mr. Boland’s service on four public company audit committees does not impair his ability to effectively serve on Goodyear’s Audit Committee. The Committee met six times in 2010.

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent registered public accounting firm’s qualifications and independence, and the performance of Goodyear’s internal auditors and independent registered public accounting firm. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of Goodyear’s independent registered public accounting firm; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent registered public accounting firm; oversees investigations into complaints concerning financial matters; and reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures. The Audit Committee works closely with management as well as Goodyear’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The report of the Audit Committee is on page 60 of this Proxy Statement.

Compensation Committee

The members of the Compensation Committee are Ms. Morrison, Mr. O’Neal, Mr. Sullivan (Chairman) and Mr. Weidemeyer. The Board has determined that each member of the Compensation Committee is independent within the meaning of Goodyear’s independence standards. The Committee met six times in 2010.

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for executive officers and other key personnel. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies for directors, executive officers and other key personnel, administers its stock plans (including reviewing and recommending equity grants to executive officers and other key personnel), and reviews and approves annually all compensation decisions relating to executive officers, including the Chief Executive Officer (“CEO”). The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement and reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement. The report of the Compensation Committee is on page 35 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to executive officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other significant decisions related to the administration of its duties. The Compensation Committee also will consider the results of shareholder advisory votes on executive compensation matters and the changes, if any, to Goodyear’s executive compensation policies, practices and plans that may be warranted as a result of any such vote and reviews an annual risk assessment of Goodyear’s executive compensation policies, practices and plans as part of its role in overseeing management’s identification and management of, and planning for, compensation-related risks. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain and terminate outside advisors, including independent compensation consultants, to assist it in evaluating actual and proposed compensation for executive officers. The Compensation Committee also has the authority to approve any such consultant’s fees and the other terms of such retention. The Compensation Committee solicits advice from its independent compensation consultant, Frederic W. Cook & Co., Inc., on executive compensation matters relating to the CEO and other executive officers. This advice has consisted primarily of assistance with benchmarking compensation for senior executives and directors, and advice on current and evolving market practices for specific components of compensation, such as incentive awards, severance and change-in-control protection policies, non-qualified benefit plans and perquisites.

Committee on Corporate Responsibility and Compliance

The members of the Committee on Corporate Responsibility and Compliance are Mr. Hellman, Ms. Morrison (Chairperson), Mrs. Peterson and Mr. Wessel. The Committee met three times in 2010.

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee may also recommend appropriate new policies to the Board of Directors.

Finance Committee

The members of the Finance Committee are Mr. Firestone, Mr. O’Neal, Mr. Sullivan and Mr. Weidemeyer (Chairman). The Committee met five times in 2010.

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, risk management strategies, banking arrangements and lines of credit, and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

The members of the Governance Committee are Mr. Boland, Mr. McCollough (Chairman), Mrs. Peterson and Ms. Streeter. The Board has determined that each member of the Governance Committee is independent within the meaning of Goodyear’s independence standards. The Committee met five times in 2010.

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors.

Board Leadership Structure

Mr. Kramer serves as our Chairman of the Board, Chief Executive Officer and President. The Board will continue to have a “Lead Director” who is responsible for coordinating the activities of the non-management directors and leading executive sessions of the non-management directors, which are generally held in conjunction with each regularly scheduled Board meeting. Additional duties of our Lead Director are set forth in Annex II to our Corporate Governance Guidelines. Mr. Boland currently serves as our Lead Director, a position he has held since 2008. Mr. McCollough has been elected by the non-management directors to become our Lead Director on April 11, 2011.

The Board believes that the current Board leadership structure is the most appropriate for the Company and its shareholders at this time. Mr. Kramer has held positions of increasing responsibility at Goodyear for the past eleven years, including Chief Financial Officer and President, North American Tire, and has extensive knowledge of the Company and the tire industry, which will be valuable to the Board in his new role as Chairman. In addition, the Board continues to have an independent Lead Director to ensure that the independent and non-management members of the Board maintain proper oversight of management. The Board has no policy that requires the combination or separation of the Chairman and CEO roles, and may reconsider our leadership structure from time to time based on considerations at that time.

Board’s Role in Risk Oversight

Management continually monitors the material risks facing the Company, including competitive, financial (accounting, liquidity and tax), legal, operational, regulatory and strategic risks. The Board as a whole has responsibility for oversight of management’s identification and management of, and planning for, those risks. Reviews of certain areas are conducted by relevant Board Committees that report their deliberations to the Board.

The Board and its Committees oversee risks associated with their principal areas of focus, as summarized below. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. Board oversight of risk is enhanced by the fact that the Lead Director and Chairman attend virtually all Committee meetings and that Committee reports are provided to the full Board following each Committee meeting. We believe that our leadership structure also enhances the Board’s risk oversight function since our Lead Director regularly discusses the material risks facing the Company with management. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives as part of his management responsibilities. Both the Lead Director and the Chairman are well-equipped to lead Board discussions on risk issues.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risk associated with the annual operating plan and five-year strategic plan (including allocation of capital investments); major litigation and regulatory matters; acquisitions and divestitures; and management succession planning.
Audit Committee	Risks associated with financial matters, particularly financial reporting, accounting, disclosure and internal controls.
Compensation Committee	Risks associated with the establishment and administration of executive compensation and equity-based compensation programs and performance management of executive officers.
Governance Committee	Risks associated with Board effectiveness and organization, corporate governance matters, and director succession planning.
Finance Committee	Risks associated with liquidity, pension plans (including investment performance, asset allocation and funded status), taxes, currency and interest rate exposures and insurance strategies.
Committee on Corporate Responsibility and Compliance	Risks associated with health, safety and the environment, sustainability and the Company’s legal and ethical compliance program.

Consideration of Director Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines.”

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of such proposed candidate, together with biographical data and background information concerning the candidate, to: The Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved guidelines for selecting directors as part of our Corporate Governance Guidelines. Criteria considered in the selection of directors include:

•	Personal qualities and characteristics, including the highest personal and professional integrity, sound judgment, and reputation in the business community or a record of public service;

•	Substantial business experience or professional expertise and a record of accomplishments;

•	Experience and stature necessary to be highly effective, working with other members of the Board, in serving the long-term interests of shareholders;

•	Ability and willingness to devote sufficient time to the affairs of the Board and the Company and to carry out their duties effectively; and

•	The needs of the Company at the time of nomination to the Board and the fit of a particular individual’s skills and personality with those of the other directors in building a Board that is effective and responsive to the needs of the Company.

In order to provide a diversity of perspectives in Board deliberations, the nominating process should also attempt to ensure that the Board as a whole reflects diverse business experience, substantive expertise, skills and background, as well as diversity in personal characteristics, such as age, gender and ethnicity. A person’s ability to satisfy Goodyear’s independence standards and those of the New York Stock Exchange may also be evaluated.

Identifying and Evaluating Nominees for Director

The Governance Committee is responsible for identifying, screening and recommending persons for nomination to the Board. The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. On occasion, the Committee may also retain third-party executive search firms to identify candidates. In addition, under our prior master labor agreement with the USW, the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a director in December 2005, was identified and recommended by the USW.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the director selection guidelines described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s director selection guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors and the evaluations of other prospective nominees. As described above under “Director Selection Guidelines,” diversity is among the many factors that the Committee considers in evaluating prospective nominees. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and to be diverse in terms of age, gender and ethnicity.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be elected to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

ELECTION OF DIRECTORS
(Item 1 on your Proxy)

The Board of Directors has selected the following twelve nominees recommended by the Governance Committee for election to the Board of Directors. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board of Directors.

JAMES C. BOLAND

Current Principal Occupation:  Formerly President, Chief Executive Officer and Vice Chairman of Cavaliers Operating Company, LLC and retired Vice Chairman of Ernst & Young

Goodyear Director Since: December 18, 2002

Current Goodyear Board Assignments:

•	Lead Director

Current Goodyear Committee Assignments:

•	Audit (Chairman)

•	Governance

Description of Business Experience:

Mr. Boland is a Certified Public Accountant, and served for 22 years as a partner of Ernst & Young in various roles, including as Vice Chairman and Regional Managing Partner, as well as a member of the firm’s Management Committee. Following his retirement from Ernst & Young in 1998, Mr. Boland was the President and Chief Executive Officer of the Cavs/Gund Arena Company (the Cleveland Cavaliers professional basketball team and Gund Arena) from 1998 to December 31, 2002. He was Vice Chairman of that organization from January 1, 2003 to June 30, 2007, which, following a change in ownership, was renamed the Cavaliers Operating Company, LLC. Mr. Boland also serves on the boards of several private companies and nonprofit organizations.

Mr. Boland’s extensive accounting, financial and executive management experience provide him with the necessary skills to be Chairman of our Audit Committee, where he also qualifies as an “audit committee financial expert.” His service on other public company boards of directors also provides us with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters. He has served on our Board of Directors for over seven years, and has developed in-depth knowledge of the tire industry generally and Goodyear in particular.

Other Public Company Directorships Held Since January 1, 2006:

•	Developers Diversified Realty Corporation (2009 — present)

•	Invacare Corporation (1998 — present)

•	The Sherwin-Williams Company (1998 — present)

Age: 71

JAMES A. FIRESTONE

Current Principal Occupation:  Executive Vice President and President, Corporate Operations of Xerox Corporation

Goodyear Director Since: December 3, 2007

Current Goodyear Committee Assignments:

•	Audit

•	Finance

Description of Business Experience:

Mr. Firestone is an Executive Vice President of Xerox Corporation and has been President, Corporate Operations since September 2008. Mr. Firestone was President of Xerox North America from October 2004 to September 2008. He has also served as head of Xerox’s channels group and as chief strategy officer. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques.

Mr. Firestone has extensive executive management experience in positions of increasing responsibility, including most recently as a senior executive officer of Xerox Corporation, which is of similar size and global complexity as Goodyear. He also has over 15 years of profit and loss management responsibility, as well as over 10 years of international business experience while working in Japan for American Express. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations and finance matters.

Other Public Company Directorships Held Since January 1, 2006:

•	The Nomura Partners Fund (formerly The Japan Fund, Inc.)(2005 — present)

Age: 56

WERNER GEISSLER

Current Principal Occupation:  Vice Chairman, Global Operations of The Procter & Gamble Company

Goodyear Director Since: February 21, 2011

Description of Business Experience:

Mr. Geissler has been Vice Chairman, Global Operations of The Procter & Gamble Company since August 2007 and was Group President, Central & Eastern Europe, Middle East and Africa from July 2004 to July 2007. He joined Procter & Gamble in 1979 and has held positions of increasing responsibility in various brand and general management and operations roles in Europe, the Middle East, Central Asia, Japan, Africa and the United States. He is also a member of the Supervisory Board and Audit Committee of the International Management Development School in Lausanne, Switzerland, a leading global institution for senior management education.

Mr. Geissler, a native of Germany, has deep executive management experience, including as a senior executive officer of Procter & Gamble, where he currently oversees Procter & Gamble’s extensive worldwide business operations. He has significant international business experience and profit and loss management responsibility. These experiences provide him with valuable insights as a director of Goodyear, particularly with respect to consumer marketing and international, operations and finance matters.

Other Public Company Directorships Held Since January 1, 2006:

•	None

Age: 57

PETER S. HELLMAN

Current Principal Occupation:  Retired. Formerly President and Chief Financial and Administrative Officer of Nordson Corporation

Goodyear Director Since: October 5, 2010

Current Goodyear Committee Assignments:

•	Audit

•	Corporate Responsibility and Compliance

Description of Business Experience:

Mr. Hellman retired from Nordson Corporation, a designer, manufacturer and marketer of industrial equipment, in 2008 after a career of over 20 years with large, multinational companies in both financial and operating executive positions. Mr. Hellman was President and Chief Financial and Administrative Officer of Nordson Corporation from 2004 to January 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Prior to joining Nordson in 2000, Mr. Hellman was with TRW Inc. for 10 years and held various positions, including as President and Chief Operating Officer and as Chief Financial Officer. Mr. Hellman also serves on the boards of several nonprofit organizations.

Mr. Hellman has significant financial reporting expertise due to his service as a Chief Financial Officer at both Nordson and TRW. He also has extensive operational experience at both companies. In addition, Mr. Hellman has served on public company boards for over 16 years. Through his board and management experience, Mr. Hellman also has significant experience with corporate governance practices and legal and regulatory compliance issues. Mr. Hellman’s financial and operating experience, business leadership skills and board experience enable him to provide valuable contributions as a Goodyear director.

Other Public Company Directorships Held Since January 1, 2006:

•	Baxter International Inc. (2005 — present)

•	Owens-Illinois, Inc. (2007 — present)

•	Qwest Communications International Inc. (2000 — present)

•	Nordson Corporation (2001 — January 2008)

Age: 61

RICHARD J. KRAMER

Current Principal Occupation:  Chairman of the Board, Chief Executive Officer and President of Goodyear

Goodyear Director Since:  February 22, 2010

Description of Business Experience:

Mr. Kramer joined Goodyear in March 2000 as Vice President — Corporate Finance, serving in that capacity as Goodyear’s principal accounting officer until August 2002, when he was elected Vice President, Finance — North American Tire. In August 2003, he was named Senior Vice President, Strategic Planning and Restructuring, and in June 2004 was elected Executive Vice President and Chief Financial Officer. Mr. Kramer was elected President, North American Tire in March 2007 and continued to serve as Chief Financial Officer until August 2007. In June 2009, Mr. Kramer was elected Chief Operating Officer and continued to serve as President, North American Tire until February 16, 2010.  He was elected Chief Executive Officer and President effective April 13, 2010 and Chairman effective October 1, 2010. Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, including two years as a partner. Mr. Kramer also serves on the boards of John Carroll University, Walsh Jesuit High School and the Summa Foundation.

Mr. Kramer has been an executive officer of Goodyear for more than 10 years. Mr. Kramer has held several key positions at Goodyear and has had a critical role in creating our strategy and strengthening our leadership teams as Chief Executive Officer and previously as Chief Financial Officer and as President, North American Tire, which he led through one of the most challenging economic environments in recent history. Mr. Kramer’s deep knowledge of Goodyear, global markets, manufacturing, finance and technology provides our Board with valuable perspectives that are necessary to advance Goodyear’s business and the interests of our shareholders.

Mr. Kramer does not serve on any Board committees.

Other Public Company Directorships Held Since January 1, 2006:

•	None

Age: 47

W.	ALAN McCOLLOUGH

Current Principal Occupation:  Retired. Formerly Chairman and Chief Executive Officer of Circuit City Stores Inc.

Goodyear Director Since: April 10, 2007

Current Goodyear Committee Assignments:

•	Audit

•	Governance (Chairman)

Description of Business Experience:

Mr. McCollough joined Circuit City Stores Inc., a consumer electronics retailer, in 1987 as general manager of corporate operations, and was named assistant vice president in 1989, president of central operations in 1991, and senior vice president of merchandising in 1994. He served as President and Chief Operating Officer from 1997 to 2000 and as President and Chief Executive Officer from 2000 to 2002. Mr. McCollough was elected Chairman, President and Chief Executive Officer of Circuit City in 2002 and served in those capacities until 2005. He remained

Chief Executive Officer until February 2006 and Chairman until his retirement in June 2006. Mr. McCollough also serves as a trustee of the Joslin Diabetes Center, a nonprofit organization.

Mr. McCollough has extensive senior executive management experience, particularly in operations and consumer merchandising and marketing. His experience as Chairman and Chief Executive Officer of Circuit City provides him with the necessary skills to be Lead Director and to serve on our Audit Committee, where he also qualifies as an “audit committee financial expert.” Mr. McCollough’s past service as Chairman of Circuit City, as well as his current service on other public company boards of directors, provides us with important perspectives on corporate governance matters.

Other Public Company Directorships Held Since January 1, 2006:

•	La-Z-Boy Inc. (2007 — present)

•	VF Corporation (2000 — present)

•	Circuit City Stores Inc. (1999 — 2006)

Age: 61

RODNEY O’NEAL

Current Principal Occupation:  Chief Executive Officer and President, Delphi Automotive LLP

Goodyear Director Since:  February 3, 2004

Current Goodyear Committee Assignments:

•	Compensation

•	Finance

Description of Business Experience:

Mr. O’Neal has served as Chief Executive Officer and President of Delphi Automotive LLP since October 7, 2009 and previously served as Chief Executive Officer and President of its predecessor, Delphi Corporation, from January 2007 to October 6, 2009. Mr. O’Neal served in various managerial positions at Delphi Corporation since 2000 and was President and Chief Operating Officer from January 2005 to December 2006. Mr. O’Neal also served in various managerial and engineering positions at General Motors Corporation from 1976 to 1999, including Vice President of General Motors and President of Delphi Interior Systems prior to Delphi’s separation from General Motors.

Mr. O’Neal has extensive senior executive management experience in the automotive industry, including with respect to operations, automotive technology, human resource matters and finance. Mr. O’Neal provides us with insights on trends in the automotive industry as well as on practices, such as compensation and governance matters, that are applicable across industries.

Other Public Company Directorships Held Since January 1, 2006:

•	Sprint Nextel Corporation (2007 — present)

•	Delphi Corporation (2005 — October 2009)

Age: 57

SHIRLEY D. PETERSON

Current Principal Occupation:  Retired. Formerly a partner in the law firm of Steptoe & Johnson LLP

Goodyear Director Since: April 13, 2004

Current Goodyear Committee Assignments:

•	Corporate Responsibility and Compliance

•	Governance

Description of Business Experience:

Mrs. Peterson was President of Hood College, a liberal arts college in Frederick, Maryland, from 1995 to 2000. From 1989 to 1993 she served in the U.S. Government, first appointed by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She was also a partner in the law firm of Steptoe & Johnson LLP where she served a total of 22 years from 1969 to 1989 and from 1993 to 1994. Mrs. Peterson was a Trustee of Bryn Mawr College from 1994 to 2007 and is currently a Trustee Emerita.

Mrs. Peterson’s legal, financial and executive management experience from both the public and private sectors provides Goodyear with important perspectives on accounting, tax and regulatory issues, and corporate governance matters. She serves, and has served, on several public company boards, including diverse committee assignments. Her public company board experience, particularly her service on several governance and audit committees, provides us with valuable perspectives on the policies and practices of other public companies, including several in the manufacturing sector.

Other Public Company Directorships Held Since January 1, 2006:

•	AK Steel Holding Corporation (2004 — present)

•	Wolverine World Wide, Inc. (2005 — present)

•	Champion Enterprises, Inc. (2004 — March 2010)

•	DWS Mutual Funds, Independent Trustee (1995 — 2008)

•	Federal-Mogul Corporation (2002 — 2007)

Age: 69

STEPHANIE A. STREETER

Current Principal Occupation:  Formerly Chairman, President and Chief Executive Officer of Banta Corporation

Goodyear Director Since: October 7, 2008

Current Goodyear Committee Assignments:

•	Audit

•	Governance

Description of Business Experience:

Ms. Streeter joined Banta Corporation, a provider of printing and supply chain management services, as President and Chief Operating Officer in January 2001, and was elected Chief Executive Officer in 2002 and Chairman in 2004. She served as Chairman, President and Chief Executive Officer of Banta until its acquisition by R.R. Donnelley & Sons in 2007. Ms. Streeter also spent 14 years with Avery Dennison Corporation in a variety of product and business management positions, including as Group Vice President of Worldwide Office Products from 1996 to 2000. Ms. Streeter was a member of the board of directors of the United States Olympic Committee from 2004 to 2009, where she also served as Acting Chief Executive Officer from March 2009 to January 2010. She also serves on the boards of the Green Bay Packers, a professional football team, and Catalyst, a nonprofit organization.

Ms. Streeter has extensive senior executive management experience. Her experiences as Chairman, President and Chief Executive Officer of Banta, a publicly traded Fortune 1000 company, and at Avery Dennison provided Ms. Streeter with an understanding of the operations and performance of a large public company. These experiences provide her with the necessary skills to serve on our Audit Committee, where she also qualifies as an “audit committee financial expert.” Ms. Streeter’s service on several public company, nonprofit and sports-related boards of directors also provide us with important insights on practices across a variety of industries.

Other Public Company Directorships Held Since January 1, 2006:

•	Kohl’s Corporation (2007 — present)

•	Banta Corporation (2001 — 2007)

Age: 53

G.	CRAIG SULLIVAN

Current Principal Occupation:  Retired. Formerly Chairman and Chief Executive Officer of The Clorox Company

Goodyear Director Since: April 11, 2006

Current Goodyear Committee Assignments:

•	Compensation (Chairman)

•	Finance

Description of Business Experience:

Mr. Sullivan served as Chairman and Chief Executive Officer of The Clorox Company from 1992 to 2003. Prior to assuming that role in 1992, he served in various managerial positions at Clorox including group vice president responsible for both manufacturing and marketing household products. Before joining Clorox, Mr. Sullivan held various sales management positions with The Procter & Gamble Company and American Express.

Mr. Sullivan has over 40 years of management and leadership experience at major public companies, including over 30 years with Clorox and 11 years as Clorox’s Chief Executive Officer. His extensive senior executive management experience, particularly with respect to operations, consumer marketing, talent management and succession planning, provides us with important insights relevant to our business. He has served on the boards of six public companies throughout his career, including Goodyear, and has served on, and chaired, several committees at those companies. His board service provides valuable perspectives on best practices at other large publicly traded companies.

Other Public Company Directorships Held Since January 1, 2006:

•	Kimberly-Clark Corporation (2004 — present)

•	Mattel, Inc. (2001 — present)

Age: 70

THOMAS H. WEIDEMEYER

Current Principal Occupation:  Retired. Formerly Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.

Goodyear Director Since: December 9, 2004

Current Goodyear Committee Assignments:

•	Compensation

•	Finance (Chairman)

Description of Business Experience:

Mr. Weidemeyer served as Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., a transportation and logistics company, from January 2001, and as President and Chief Operating Officer of UPS Airlines from July 1994, until his retirement in February 2004. Mr. Weidemeyer became Manager of the Americas International Operation of UPS in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, he became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer was a director of United Parcel Service from 1998 to 2003.

Mr. Weidemeyer has 38 years of management and executive leadership experience. His logistics, finance and international management experience provides us with valuable insights on our supply chain and financial management practices, as well as our overall business. His service on other boards of directors also provides us with perspectives on issues facing companies in different industries.

Other Public Company Directorships Held Since January 1, 2006:

•	NRG Energy, Inc. (2003 — present)

•	Waste Management, Inc. (2005 — present)

Age: 63

MICHAEL R. WESSEL

Current Principal Occupation:  President of The Wessel Group Incorporated

Goodyear Director Since:  December 6, 2005

Current Goodyear Committee Assignments:

•	Corporate Responsibility and Compliance

Description of Business Experience:

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding The Wessel Group, he served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006.

Mr. Wessel is an attorney with over 30 years of experience as an economic and international trade policy advisor in Washington, D.C. Mr. Wessel has acted as an advisor to Congressman Richard Gephardt, both in the U.S. House of Representatives and to his presidential campaigns in 1987-88 and 2003-04, to the Clinton/Gore Transition Office in 1992 and 1993, and to Senator John Kerry’s presidential campaign in 2004. Mr. Wessel also serves as a Commissioner on the U.S.-China Economic and Security Review Commission, a position he has held since April 2001.

Mr. Wessel’s extensive experience with public policy matters and his government service, including as an advisor to former Majority Leader Gephardt and as an appointee on government commissions, provides us with valuable perspectives on public policy matters impacting trade, international economic affairs and other matters of importance to Goodyear.

Other Public Company Directorships Held Since January 1, 2006:

•	None

Age: 51

Mr. Robert J. Keegan retired as Chairman of the Board and a director on October 1, 2010 after ten years of distinguished leadership of the Company and the Board. Ms. Denise M. Morrison will not stand for re-election to the Board of Directors after six years of service due to her increased responsibilities at Campbell Soup Company. Goodyear and the Board of Directors are grateful for their leadership and guidance during their tenure on the Board.

Your Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director named in this Proxy Statement (Proxy Item 1).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The persons identified in the table below have reported that they beneficially owned at December 31, 2010 more than 5% of the outstanding shares of the Common Stock as follows:

	Shares of Common		Percent of Common
Name and Address	Stock Beneficially		Stock Outstanding
of Beneficial Owner	Owned		Beneficially Owned

BlackRock, Inc.
40 East 52nd Street New York, New York 10022	18,876,400	(1)	7.8%
Appaloosa Management L.P.
Appaloosa Partners Inc.
David A. Tepper 51 John F. Kennedy Parkway Short Hills, New Jersey 07078	14,836,002	(2)	6.1%
FMR LLC
Fidelity Management & Research Company
Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	12,781,779	(3)	5.3%

(1)	Sole voting and dispositive power in respect of 18,876,400 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2011.

(2)	Shared voting and dispositive power in respect of 14,836,002 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2011.

(3)	Sole voting power in respect of 690,304 shares and sole dispositive power in respect of 12,781,779 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011.

In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, has indicated that at the record date it held 8,987,779 shares, or approximately 3.7% of the outstanding shares, of Common Stock as the trustee of various employee savings plans sponsored by Goodyear and certain subsidiaries.

On February 18, 2011, each director and nominee, each person named in the Summary Compensation Table on page 36, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the table below.

	Beneficial Ownership at February 18, 2011(1)
			Shares of	Shares of Common	Deferred Share
	Shares of		Common Stock	Stock Subject to	Equivalent Units
	Common Stock		Held in Savings	Exercisable	and Restricted		Percent of
Name	Owned Directly(2)		Plan(3)	Options(4)	Stock Units		Class

James C. Boland	3,000		-0-	-0-	55,339	(12)		*
James A. Firestone	-0-		-0-	-0-	24,898	(12)		*
Werner Geissler	-0-		-0-	-0-	-0-			*
Peter S. Hellman	-0-		-0-	-0-	2,149	(12)		*
W. Alan McCollough	-0-		-0-	-0-	27,708	(12)		*
Denise M. Morrison	-0-		-0-	-0-	37,343	(12)		*
Rodney O’Neal	-0-		-0-	-0-	43,356	(12)		*
Shirley D. Peterson	1,000		-0-	-0-	41,454	(12)		*
Stephanie A. Streeter	-0-		-0-	-0-	20,839	(12)		*
G. Craig Sullivan	5,000		-0-	-0-	39,934	(12)		*
Thomas H. Weidemeyer	1,000		-0-	-0-	38,656	(12)		*
Michael R. Wessel	-0-		-0-	-0-	33,602	(12)		*
Richard J. Kramer	187,646	(5)	218	375,122	455	(13)		*
Robert J. Keegan	74,138	(6)	-0-	1,226,930	-0-			*
Darren R. Wells	17,596		161	152,613	20,000	(14)		*
Arthur de Bok	77,249	(7)	-0-	245,613	20,000	(14)		*
Curt J. Andersson	63,294	(8)	-0-	23,638	-0-			*
Pierre E. Cohade	115,428	(9)	-0-	167,997	48,457	(10)		*

Beneficial Ownership at February 18, 2011(1)
			Shares of	Shares of Common	Deferred Share
	Shares of		Common Stock	Stock Subject to	Equivalent Units
	Common Stock		Held in Savings	Exercisable	and Restricted	Percent of
Name	Owned Directly(2)		Plan(3)	Options(4)	Stock Units	Class

All directors, the named executive officers and all other executive officers as a group (31 persons)	869,158	(11)	57,017	2,798,757	549,190	1.5%

*	Less than 1%

(1)	The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and executive officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

(2)	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

(3)	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees (the “Savings Plan”).

(4)	Shares that may be acquired upon the exercise of options which are exercisable on or prior to April 19, 2011.

(5)	Includes 103,492 shares acquired under Restricted Stock Purchase Agreements, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(6)	Includes 13,000 shares owned by his spouse and 51,844 shares owned by a trust.

(7)	Includes 59,835 shares acquired under a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(8)	Includes 62,794 shares acquired under a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(9)	Includes 37,397 shares acquired under a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(10)	Includes 28,457 units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and 20,000 restricted stock units, each equivalent to a share of Common Stock, that vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015.

(11)	Includes 856,158 shares owned of record and beneficially or owned beneficially through a nominee or trustee, and 13,000 shares held by or jointly with family members of certain directors and executive officers.

(12)	Deferred share equivalent units and restricted stock units, each equivalent to a share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan. Deferred share equivalent units are payable in cash, and restricted stock units are payable in Common Stock, following retirement from the Board of Directors. See “Director Compensation” at page 56.

(13)	Units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and payable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

(14)	Restricted stock units, each equivalent to a share of Common Stock, that vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

As we began 2010, we faced an uncertain business environment as the global economy continued its recovery from the recessionary economic conditions that existed in many parts of the world during 2008 and 2009, particularly in North America and Europe. We also faced a number of substantial challenges, such as rapidly rising raw material and energy costs, continued pressure from our unfunded pension obligations, the devaluation of the currency and economic weakness in Venezuela, and wage inflation in emerging markets.

We acted to address the uncertain economic environment and those challenges by implementing the following strategic initiatives:

•	Continue to focus on consumer-driven product development by launching a significant number of new and innovative products;

•	Focus on price and product mix improvements to address rising raw material costs;

•	Achieve cost reductions of $1.0 billion over three years from 2010 to 2012;

•	Focus on cash flow to provide funding for investments in future growth; and

•	Improve our manufacturing efficiency, including recovering unabsorbed fixed costs incurred during the recession.

The Compensation Committee considered the economic and tire industry environment when it established our executive compensation program in February 2010. The performance targets for the 2010 performance period under our variable incentive plans would be achieved, at the target performance level, if we successfully executed our operating plan for 2010, which reflected the challenging and uncertain, but improving, economic and industry environment. The targets the Compensation Committee established were considered aggressive targets, the achievement of which would mean we had successfully met the significant challenges posed by the recovery from recessionary economic conditions, were a stronger competitor and were poised for future growth. However, in light of the lower overall performance targets relative to pre-recessionary periods that were established for the 2010 awards under our variable incentive plans, the Compensation Committee provided that the maximum award would be 150% of target, rather than 200% of target as was the case before 2009.

In order to further align our long-term incentive plans with shareholder interests, awards made under those plans in 2011 will be subject to an increase or decrease of up to 20% based on our total shareholder return versus the S&P 500 over the 3-year period ending on December 31, 2013.

In 2010, we successfully executed our operating plan and achieved or exceeded our performance targets for the 2010 performance period under our variable incentive plans. Some key financial metrics that demonstrate Goodyear’s strong operating performance during 2010 are as follows:

	2010	2009	Improvement

Net Sales	$18.8 billion	$16.3 billion	+$2.5 billion
Net income (loss), as adjusted(1)	$20 million	$(155) million	+$175 million
EBIT	$795 million	$300 million	+$495 million

(1)	Net income (loss) has been adjusted to eliminate restructuring and accelerated depreciation charges of $236 million in 2010 and $220 million in 2009.

Our operating cash flow (as defined on page 24 for purposes of our compensation plans) was essentially break-even for 2010, well in excess of our operating plan and our performance targets, primarily due to exceptional working capital management. Our strong working capital performance is enabling us to invest in additional manufacturing facilities in emerging markets in South America and China and positions us to take advantage of other future growth opportunities.

Other significant operational successes in 2010 include:

•	Nearly 60 successful new product launches thereby increasing the percentage of our sales coming from recently launched products;

•	Price and product mix improvements of $689 million, which helped to offset $685 million of raw material cost increases, exclusive of approximately $136 million of raw material cost savings included in our cost savings described below;

•	Cost savings of $467 million under our cost saving plan;

•	Recovery of unabsorbed fixed costs of approximately $278 million compared to 2009; and

•	A successful transition to a new Chief Executive Officer.

As a result of our strong operating performance described above, the performance targets under our annual incentive plan were exceeded and payouts were made ranging from 120% to 150% of target for our named executive officers, and the performance targets for the 2010 performance periods under our 2009-2011 and 2010-2012 long-term awards were exceeded and payouts were accrued, subject to continued service, at 150% of target for our named executive officers. In addition, due to strong working capital performance and timely actions to conserve cash during the recession of 2008-2009, payouts under our long-term awards for the 2008-2010 performance period were made at 100% of target to our named executive officers.

The discussion that follows elaborates on the Compensation Committee’s compensation philosophy, compensation decision-making process, the elements of our compensation program, and the specifics of grants made and payouts approved in 2010 to our named executive officers in light of the challenging and uncertain, but improving, economic environment.

Compensation Philosophy

The key objectives of our executive compensation program are to:

•	motivate executives and other key personnel to attain appropriate short-term and long-term performance goals and manage the Company for sustained long-term growth,

•	align executives’ interests with those of our shareholders, and

•	attract and retain qualified and experienced executive officers and other key personnel.

In support of these objectives, we provide executive compensation and benefits that are market-competitive in which a large portion of the total opportunity is variable and tied to our performance and changes in shareholder value over a multi-year period. The key components of compensation provided to our executive officers are:

•	annual salaries,

•	annual cash incentives based on performance measured against specific corporate and/or operating unit goals and individual performance,

•	long-term compensation in the form of:

•	stock options tied to the growth in our stock price from the date of grant,

•	performance shares, the payout of which is tied to the achievement of specific financial objectives during specified performance periods and the growth in our stock price, and

•	cash awards under a long-term incentive plan, the payout of which is tied to achieving the same financial objectives used to determine performance share awards.

We also provide our executive officers with retirement benefits and limited perquisites.

The following table provides an overview of the relationship between the objectives and components of our compensation program. A more detailed discussion of each component is provided later in this Compensation Discussion and Analysis.

Component	Description	Participants	Objectives Achieved

Annual Compensation

Base Salary	• Annual cash compensation	• All employees	• Provide a minimum level of fixed compensation necessary to attract and retain employees • Recognize skills, competencies, experience, leadership and individual contribution

Management Incentive Plan— Annual Cash Incentive
•   Annual cash incentive based on corporate EBIT performance. Awards may be reduced (but not increased) based on corporate and/or operating unit performance measures, such as operating cash flow, and individual performance.
• Certain executive officers (including all named executive officers)	• Drive short-term performance:

   •   Across total company and operating units as measured primarily by corporate EBIT and the achievement of annual operating goals

• Of the individual as measured by achievement of specific strategic goals and demonstrated leadership

Long-Term Compensation

Stock Options	• Long-term equity incentive program that provides the opportunity to purchase stock at a fixed price over a ten-year period. Results in value only if stock price increases.	• Key employees (including all named executive officers)	• Drive stock price performance • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Performance Share Grants
•   Long-term cash and equity incentive program with award payouts tied to achievement of corporate goals over specified performance periods and stock performance; paid 50% in cash and 50% in shares of Common Stock for grants made prior to 2009 and 100% in shares of Common Stock for grants made in 2009 and later.
		• Executive officers (including all named executive officers)	• Drive operational performance and shareholder value creation • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Component	Description	Participants	Objectives Achieved

Executive Performance Plan	• Long-term cash incentive program with award payouts tied to achievement of corporate goals over specified performance periods; paid in cash.	• Key employees (including all named executive officers)	• Drive operational performance • Focus on long-term success • Facilitate retention • Align the interests of management with those of shareholders

Retirement Programs

Supplementary Pension Plan and Excess Benefit Plans	• Additional retirement benefits	• Key employees (including named executive officers)	• Facilitate attraction and retention of executive officers • Provide for retirement replacement income

Qualified Retirement Plans	• Post-retirement benefits	• All U.S. employees	• Necessary to attract and retain employees

Other Executive Benefits

Perquisites
•   Home security systems

•   Tire program

•   Financial planning and tax preparation services

•   Annual physical exams

•   Use of company aircraft (in limited circumstances, and with executive partially reimbursing the Company)
		• Certain executive officers (including named executive officers)	• Assure protection of executive officers • Enable executives to focus on Company business with minimal disruption

Other Benefits	• Medical, welfare and other benefits	• All employees	• Necessary to attract and retain employees

The following core principles form the foundation of the compensation program for our executives, including the Chairman, Chief Executive Officer and President (“CEO”) and the other executive officers named in the Summary Compensation Table (together with the CEO, the “named executive officers”):

First, compensation programs should motivate our executives to take actions that are aligned with our short-and long-term strategic objectives, and appropriately balance risk versus potential reward.

Second, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

Third, performance pay should offer an opportunity for above average compensation for above average performance balanced by the risk of below average compensation when our performance does not meet our goals.

Fourth, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more closely aligning their interests with those of our shareholders.

We generally target base salaries for our named executive officers below median market rates, as required by our master labor agreement with the United Steelworkers (the “USW Agreement”), and we target performance-based and equity compensation at rates that are either at the median market rate or somewhat above such rate. We employ this approach because it minimizes fixed expense associated with salary and enables annual cash compensation and total compensation to fluctuate directly with performance against operating goals and changes in share price, thereby ensuring that overall costs are aligned with performance and that executives receive a leveraged and attractive compensation opportunity that varies based on results. This approach also provides an opportunity for compensation in excess of median market rates through superior performance. Conversely, executives may earn less than median market rates for performance that does not meet our goals or due to declines in our stock price.

Consistent with general market practice, the Compensation Committee believes that base salary should comprise approximately 20% of “primary compensation,” which we define to include salary, annual cash incentive and long-term compensation. The remaining portion of the primary compensation opportunity is a mix of annual cash incentive, stock options, performance shares and long-term cash-based incentive awards. The design and mix of our variable compensation has evolved over the past several years to balance cost, share dilution and attraction and retention objectives in support of the core principles described above. The market value of our Common Stock, which continued to experience significant volatility during 2010, and the availability of shares under our equity compensation plans constrain our ability to use stock-based compensation to deliver a specified level of targeted compensation opportunity.

Compensation Decision-Making

Our Board of Directors has delegated to the Compensation Committee of the Board primary responsibility for establishing and administering our compensation programs for executive officers and other key personnel. The Compensation Committee oversees our compensation and benefit plans and policies, administers our stock plans (including reviewing and recommending equity grants to executive officers), and reviews and approves annually all compensation decisions relating to executive officers, including those for the CEO and the other named executive officers.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to executive officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual incentive targets and awards and long-term compensation targets and awards for executive officers other than himself, including the other named executive officers. In determining the compensation of a named executive officer, the Compensation Committee considers individual performance, our performance and relative shareholder return, the compensation of officers with similar responsibilities at comparable companies, the awards given to the named executive officer in past years, the relationship between the compensation to be received by the officer and the compensation to be received by the other named executive officers (which we refer to as “internal pay equity”), including comparing the relationship to that found at comparable companies, and such other factors that the Committee deems relevant that are discussed elsewhere in this Compensation Discussion and Analysis.

On an ongoing basis, the Compensation Committee reviews our executive compensation practices to determine whether they meet, and are consistent with, the key objectives of our compensation program. The Compensation Committee generally adheres to the guidelines and philosophy described above under “Compensation Philosophy.” However, significant changes in our business or the markets in general, may cause the Compensation Committee to deviate from these guidelines if deemed appropriate. This allows the Compensation Committee to motivate our executives and other key personnel to attain appropriate short-term and long-term performance goals and to manage the Company for sustained long-term growth, serve the best interests of the Company and our shareholders, and attract and retain talented executives.

Role of Compensation Consultant

The Compensation Committee has the authority to retain and terminate outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our executive officers. During 2010, the Compensation Committee retained Frederic W. Cook & Co., Inc., as its independent compensation consultant, to provide advice and assistance on executive compensation matters, including the 2010 compensation decisions that are discussed elsewhere in this Compensation Discussion and Analysis. As part of its engagement, Frederic W. Cook & Co. reviewed our executive compensation peer group and conducted a competitive analysis of compensation for the named executive officers as well as our operational and stock price performance relative to the peer group. Frederic W. Cook & Co. also assisted the Committee with a variety of other issues, including setting CEO compensation, compensation issues related to leadership succession activities, and the establishment of performance goals under our variable incentive plans. In addition, Frederic W. Cook & Co. advised the Compensation Committee in connection with our CEO transition, reviewed and provided recommendations regarding the adoption of our Executive Severance Plan, reviewed and provided recommendations regarding our non-management director compensation program, and made a presentation to the full Board on trends and regulatory developments in executive compensation. A representative of Frederic W. Cook & Co. regularly attends Compensation Committee meetings. Frederic W. Cook & Co. works with Goodyear management only under the direction of the Compensation Committee and does not provide any other advice or consulting services to the Company.

Benchmarking of Primary Compensation

As noted above, the Compensation Committee generally targets primary compensation levels for named executive officers at or slightly above median market rates. For these purposes, the Compensation Committee has determined “market” rates by considering two sources:

•	proxy statements of 15 peer companies with annual revenues ranging from $8.7 billion to $53.2 billion and median revenues of $20.9 billion (for 2010, we had revenues of $18.8 billion); and

•	broad-based compensation surveys published from time to time by national human resources consulting firms.

For 2010 compensation decisions, the peer group noted above consisted of:

• 3M Company	• Johnson Controls, Inc.

• Caterpillar Inc.	• PACCAR Inc.

• Deere & Co.	• PPG Industries, Inc.

• E.I. du Pont de Nemours and Co.	• Textron Inc.

• Eaton Corporation	• TRW Automotive Holdings Corp.

• Emerson Electric Co.	• United Technologies Corporation

• Honeywell International Inc.	• Whirlpool Corporation

• Illinois Tool Works Inc.

This peer group was selected because the companies, as a whole, represent organizations of comparable size and complexity that we compete with for executive talent. The peer group includes companies in similar industries with comparable business models and global reach, but does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us and non-U.S.-based tire companies do not publish comparable compensation information. In December 2010, the Compensation Committee reviewed the composition of the peer group and returned Lear Corporation to the peer group following its emergence from bankruptcy. The Compensation Committee may continue to make changes in the peer group from time to time based on the criteria described above or other relevant factors.

Data with respect to comparable elements of primary compensation is compiled for the peer group of companies described above from available sources, including, in most cases, the most recently available annual proxy statements and other SEC filings that address executive compensation matters.

Elements of Compensation

Annual Compensation

Base Salaries

We target base salaries below median market rates, as required by the USW Agreement, and place correspondingly greater emphasis on performance-based incentive and equity compensation. Salary guidelines for each named executive officer’s position are based primarily on market data that we derive through our benchmarking practices, as described above. We also develop salary guidelines from compensation surveys based on revenues of the surveyed companies. In addition to data derived from these surveys, the Compensation Committee reviews general surveys prepared by national human resources consulting firms indicating past, present, projected and annual increases to salaries for executive positions. The Compensation Committee also considers the CEO’s recommendations (other than with respect to his base salary), which are based in substantial part on the guidelines described above as well as on certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer against corporate, operating unit and individual objectives established at the start of each year, their current and future responsibilities, our recent financial performance, retention considerations, and general economic and competitive conditions.

2010 Base Salary Decisions

Using the methodologies described above for setting salary guidelines, we compared total compensation levels for our named executive officers and 15 additional executives against market compensation data provided by Frederic W. Cook & Co. We concluded that the base salaries of our named executive officers who are direct reports to the CEO were, in the aggregate, below the market median, in accordance with the USW Agreement.

We froze base salaries for all executive officers in 2009, other than executive officers who received significant promotions during the year. In 2010, the overall increase in base salaries for all executive officers, excluding the CEO and executive officers who received significant promotions, was 5.3%. Base salary increases were determined in February 2010. Messrs. Wells, de Bok and Cohade received increases of 13.3%, 7.0% and 11.8%, respectively. Messrs. Wells, de Bok and Cohade received greater increases in base salary due to their relative position below market median. Mr. Kramer was elected as our Chief Executive Officer and President effective April 13, 2010, at which time his base salary was increased from $750,000 to $1,000,000. Mr. Andersson was elected as President, North American Tire effective February 16, 2010 at an annual base salary of $525,000. Mr. Keegan, our former CEO, did not receive a base salary increase in 2010. Salaries of the current named executive officers in 2010 were an average of 20% lower than the median indicated by the salary guidelines described above. Salaries in 2010 averaged approximately 20% of primary compensation paid to the current named executive officers.

Annual Cash Incentives Under the Management Incentive Plan

The Management Incentive Plan, which was approved by our shareholders in 2008, provides annual cash-based incentives for all of the named executive officers and is designed to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Incentive payments to our named executive officers under the Management Incentive Plan are intended to be fully deductible for federal income tax purposes.

Under the Management Incentive Plan, each participant is eligible to receive a maximum performance award equal to a percentage of the Company’s EBIT for the year. “EBIT,” as defined in the Management Incentive Plan, means the Company’s net sales, less cost of goods sold, and selling, administrative and general expenses, as reported in the Company’s consolidated statement of operations for the year, prior to accrual of any amounts for payment under the Management Incentive Plan, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s consolidated financial statements, notes to the consolidated financial statements or management’s discussion and analysis of financial condition and results of operations.

Specifically, the CEO is eligible to receive a performance award equal to 0.75% of EBIT and the other named executive officers are each eligible to receive a performance award equal to 0.50% of EBIT. The actual performance award granted to a participant is determined by the Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate and/or business unit performance against achievement of financial or non-financial goals, economic and relative performance considerations, and assessments of individual performance, which we refer to as the “MIP performance objectives.”

Awards under the Management Incentive Plan are designed to emphasize important short-term operating and tactical objectives that directly drive the creation of shareholder value and provide appropriate balance with the metrics used in our long-term incentives. An individual’s target incentive level for the award, taking into account the MIP performance objectives, is set annually at rates somewhat above median market levels so that when combined with the below median base salaries required by the USW Agreement, we provide an overall annual compensation opportunity slightly above median market levels. Each MIP performance objective has a target level as well as a threshold and maximum level, which are determined based on the perceived difficulty of the established targets and actual results for those measures in prior years.

Awards are generally paid in cash. However, named executive officers may elect to defer all or a portion of their award in the form of cash or stock units. If deferred in the form of stock units, we will match 20% of the deferred amount with additional stock units that will vest in one year subject to the executive’s continued employment. Any stock units are converted to shares of Common Stock and paid to the participant in January of the fourth year following the end of the plan year under which the award was earned. See “Executive Deferred Compensation Plan” below.

2010 Annual Incentive Payouts

For 2010, our EBIT, prior to accrual of any amounts for payment under the Management Incentive Plan, was $801 million. As a result, Messrs. Kramer and Keegan were eligible to receive a maximum performance award equal to $5,089,504 and $3,556,783 respectively, and the other named executive officers were each eligible to receive a maximum performance award equal to $4,007,010.

In 2010, the MIP performance objectives under the Management Incentive Plan were as follows:

•	for corporate officers (including Messrs. Kramer, Keegan and Wells): (i) 30% based on Goodyear’s EBIT, after accrual of any amounts for payment under the Management Incentive Plan, less finance charges (“Corporate EBIT”); (ii) 40% based on Goodyear’s “operating cash flow” (cash flow from operations and investing activities, each adjusted for foreign currency exchange, less the change in restricted cash and dividends paid to minority interests in subsidiaries); and (iii) 30% based on the operating drivers described below.

•	for officers of our four operating units (including Messrs. de Bok, Andersson and Cohade) (a) 60% on that operating unit’s results as follows: (i) 30% based on the operating unit’s EBIT, after accrual of any amounts for payment under the Management Incentive Plan (“Operating Unit EBIT”); (ii) 40% based on the operating unit’s operating cash flow (as defined above); and (iii) 30% based on the operating drivers described below; and (b) 40% on overall company results as described in the preceding bullet point.

In 2010, the Compensation Committee established the following operating drivers that were consistent with our annual operating plan and are tied to the achievement of important strategic objectives that drive the success of our business:

Strategic Drivers	Operating Drivers

Lower Cost Structure	Implement $430 million of cost savings under our cost savings plan.
Leveraged Distribution/ Build Brand Strength	Effectively manage the price/mix/volume/share/raw materials/foreign exchange equation (in the aggregate) to maximize profitability, and increase market share in targeted product segments.
Product Leadership	Deliver more than 50 new product launches, and achieve intended sales volume impact from new products.
Advantaged Supply Chain	Meet “On Time in Full” goals.

The Compensation Committee used Corporate EBIT, which deducts finance charges, to measure overall company results, rather than EBIT, to provide our officers an incentive to reduce finance charges, given existing debt levels. The Compensation Committee used operating cash flow to measure our liquidity which enables us to provide funding for investments in future growth. Incentive payouts under the MIP performance objectives for officers of our four operating units are based 60% on that operating unit’s results and 40% on overall company results. In this manner, we believe our executives are held most accountable for financial results in the areas where they have the most control and influence, but are also motivated to work cooperatively with other operating units to maximize results for the entire Company.

The Compensation Committee established the MIP performance objectives in February 2010, taking into account the economic environment that is discussed above under the heading “Overview.” The Compensation Committee provided greater focus on the achievement of our profitability measures by increasing the relative weight of Corporate or Operating Unit EBIT to 30% (from 20% in 2009) and decreasing the relative weight of the operating drivers described above to 30% (from 40% in 2009). Consistent with past practices, the Compensation Committee also excluded accelerated depreciation expense related to plant closures from the Corporate EBIT target. Overall, the Compensation Committee believed the MIP performance objectives reflected a significant stretch for the Company given the financial and operating challenges presented by the challenging economic environment.

In February 2011, the Compensation Committee reviewed actual results for 2010 with respect to achievement of the company-wide and operating unit MIP performance objectives.

For overall company results (the performance of which is relevant for determining Mr. Kramer’s, Mr. Keegan’s and Mr. Wells’ incentive payments), target Corporate EBIT was $88 million and actual Corporate EBIT was $445 million, or significantly more than 100% above target, and target operating cash flow was $(700) million and actual operating cash flow was $(23) million, or significantly more than 100% above target.

The Europe, Middle East and Africa Tire (“EMEA”) unit (the performance of which is relevant for determining Mr. de Bok’s incentive payment) exceeded its Operating Unit EBIT target by 10% and exceeded its operating cash flow target by significantly more than 100%. The North American Tire unit (the performance of which is relevant for determining Mr. Andersson’s incentive payment) exceeded its Operating Unit EBIT and operating cash flow targets by 109% and 45%, respectively. The Asia Pacific Tire unit (the performance of which is relevant for determining Mr. Cohade’s incentive payment) exceeded its Operating Unit EBIT threshold by 19%, but fell short of its target, and exceeded its operating cash flow target by significantly more than 100%.

The Compensation Committee also considered our achievement of the operating drivers, including the degree of difficulty in achieving our goals under those drivers given the economic environment during 2010 and other qualitative supporting factors, such as our underlying operating performance. The Committee then assessed whether the overall company’s and each operating unit’s performance against the operating drivers were below, at or above target, taking into consideration the qualitative factors described in the preceding sentence. The Committee determined that Corporate, EMEA, North American Tire and Asia Pacific Tire exceeded three of the four operating drivers but fell short of its “On Time in Full” goals. In reaching that conclusion, the Committee considered, among other things, the following achievements by Goodyear and the contributions of each operating unit to those achievements:

•	Achieving approximately $467 million of cost savings under our cost savings plan.

•	Successful focus on price/mix leading to a $689 million improvement, which offset raw material cost increases, and increases in our market share in targeted product segments.

•	Launching nearly 60 new products globally, and achieving a significant sales volume impact from new products.

Since the Corporate EBIT or Operating Unit EBIT, as the case may be, and operating cash flow targets, in the aggregate for overall company and operating unit results, were met or exceeded, the Committee determined that the operating driver performance should mirror the calculated performance using the financial performance measures. In reaching this decision, the Committee considered whether the performance under the financial performance measures and the operating drivers were appropriately aligned, and concluded that they were.

The Compensation Committee then reviewed its assessment of the CEO’s performance during 2010 and the CEO’s assessment of each of the other named executive officer’s performance during 2010, and their respective contributions to our results in 2010. In particular, the Compensation Committee considered the CEO’s contributions to the achievement of:

•	Our financial and operating goals in the face of the recovery from the global recession and rapidly rising raw material costs,

•	Strengthening the company’s liquidity position,

•	Effectively managing investments in new manufacturing capacity,

•	Our cost savings plan goals, and

•	Continued strengthening of our leadership team.

The CEO and the Compensation Committee also considered the contributions of the other named executive officers in furthering the Company’s strategic initiatives described in the preceding bullet points.

In light of our Corporate EBIT or Operating Unit EBIT, as the case may be, operating cash flow and operating driver performance and the other considerations described above, the Compensation Committee limited the awards for Messrs. Kramer, Keegan, Wells and Andersson to payouts of 150%, for Mr. de Bok to a payout of 146%, and for Mr. Cohade to a payout of 120%, of their respective target amounts under the 2010 MIP performance objectives.

The table below presents information regarding the potential and actual awards for our named executive officers under the Management Incentive Plan:

				Actual Award
		Target Under		as a %
		MIP		of Target Under
	Maximum	Performance	Actual	MIP	Actual Award
	Award	Objectives	Award	Performance	as a % of
Name	($)	($)	($)	Objectives	Base Salary

Kramer	$5,089,504	$1,144,200	$1,716,300	150%	185%
Keegan(1)	3,556,783	1,383,699	2,075,549	150	225
Wells	4,007,010	454,000	681,000	150	139
de Bok	4,007,010	482,000	703,720	146	135
Andersson	4,007,010	475,000	712,500	150	155
Cohade	4,007,010	380,000	456,000	120	100

(1)	Mr. Keegan’s award has been prorated based on his retirement date of October 1, 2010.

Other Bonus Awards

The Compensation Committee also approved the payment of a $450,000 sign-on bonus to Mr. Andersson as part of his hiring package.

Long-Term Compensation

Long-term incentives are delivered through grants of stock options and performance shares under our 2008 Performance Plan and long-term cash-based incentive awards under our Executive Performance Plan. Long-term performance-based compensation is generally designed to represent approximately 65% of the primary compensation of named executive officers, assuming target performance levels. This is consistent with our emphasis on long-term compensation, which better ties the executive’s compensation to long-term operational success and shareholder value creation. The mix of long-term compensation between stock option grants, performance share grants and cash-based long-term incentives was based, in part, on the number of shares available for grant under the 2008 Performance Plan, as well as considerations relating to managing the dilutive effect of share-based awards.

The amount and terms of grants to named executive officers under the 2008 Performance Plan and the Executive Performance Plan are based on criteria established by the Compensation Committee and include responsibility level, base salary level, current Common Stock market price, officer performance, recent Goodyear performance, internal pay equity, and, with respect to the 2008 Performance Plan, the number of shares available under the plan.

Cash-Based Awards Under the Executive Performance Plan

The Executive Performance Plan provides long-term incentive compensation opportunities in order to motivate key personnel to achieve our long-term business objectives and to attract, retain and reward key personnel. The market value of our Common Stock and the availability of shares under our equity compensation plans impacts our ability to use stock-based compensation to deliver a specified level of targeted compensation opportunity. As a result, the Compensation Committee believes that a cash-based plan, in combination with our stock-based awards, is necessary to provide competitive performance and retention incentives.

2010 Grants Under the Executive Performance Plan

The Compensation Committee made Executive Performance Plan grants in February 2010 that have the following characteristics:

•	the target value is $100 per unit;

•	the payout amount is based on results over three one-year performance periods as compared with performance goals set at the start of each performance period; and

•	the payout amount can range from $0 per unit to $150 per unit for the 2010 performance period based on actual results (and assuming the recipient remains continuously employed by us through the entire three-year period).

The number of target units awarded annually to each named executive officer is based on a number of considerations, including market data about competitive long-term compensation, share availability under our equity compensation plans and the CEO’s recommendations (other than with respect to his own award). In determining target awards, the CEO takes into consideration certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer, our recent performance, internal pay equity, retention considerations, and general economic and competitive conditions.

The performance criteria for the 2010 performance period for the 2010-2012 awards were, consistent with our strategic plan, based 50% on net income and 50% on total cash flow, net of debt. The same performance criteria were used for the 2010 performance period for the 2009-2011 awards. Results were based on our consolidated performance, with no award tied to business unit performance. In this manner, the plan balances performance measures used under the Management Incentive Plan and reinforces the need for teamwork among executives. Net income was used as a measure to focus on improvement in profitability. Cash flow focused on our efforts to manage the cash requirements associated with our business, including our debt and pension obligations, and our efforts to improve our capital structure. Adjusting for net debt provides incentive to reduce our obligations, including our debt and pension obligations. The amount of debt that is netted out is equal to the change in our total debt and our cash and cash equivalents, as adjusted for our U.S. pension contributions. The Compensation Committee decided to continue to provide for three one-year performance periods for the 2010-2012 awards under the Executive Performance Plan, rather than a three-year performance period due to the continuing uncertain economic environment and corresponding difficulty in setting multi-year goals. The Compensation Committee set the performance targets for the 2010 performance period taking into account the economic environment that existed in 2010 and that is discussed in more detail above under the heading “Overview.” The Compensation Committee also emphasized the balance between liquidity and profitability by equalizing the relative weight of cash flow, net of debt, and net income as compared to 2009. The performance targets for the 2010 performance period would be achieved at the target performance level if we successfully executed our operating plan for 2010.

The value of the units granted for the 2010-2012 awards (assuming payout at $100 per unit) represents approximately 59% of the value of total long-term compensation awarded to the current named executive officers in 2010. Included in the 2010-2012 awards were grants of 30,628; 9,868; 10,559; 7,000; and 7,895 units to Messrs. Kramer, Wells, de Bok, Andersson and Cohade, respectively. Mr. Keegan did not receive any grants from the Executive Performance Plan in 2010.

See “Performance for the 2010 Performance Period With Respect to Performance Shares and 2009-2011 and 2010-2012 Awards under the Executive Performance Plan” at page 29 for further information on our achievement of the performance targets.

Performance Shares

We provide performance shares to our executive officers in order to more closely align executive compensation to the performance of our Common Stock. We believe that performance shares, like the cash-based Executive Performance Plan, drive operational performance while also driving shareholder value creation, thereby better aligning the interests of our executives with those of our shareholders.

2010 Performance Share Grants

Performance shares granted under the 2008 Performance Plan in 2010 have the following terms:

•	performance shares are earned, but not vested, based on results over a one-year performance period as compared to performance goals set at the start of that performance period;

•	in order to provide an additional retention incentive, performance shares vest contingent upon the participant’s continued service through December 31, 2012, except in the event of retirement, death, disability or severance following a change-in-control; and

•	once vested, performance shares are paid 100% in Common Stock.

The number of performance shares awarded annually to each named executive officer, measured by the percentage of total long-term compensation represented by such shares, is based on a number of considerations, including market data for comparable long-term incentive compensation and the CEO’s recommendations, which are based in part on certain subjective factors, including the CEO’s evaluation of the performance of each named executive officer, our recent performance, share availability under our equity compensation plans, internal pay equity, retention considerations, and general economic and competitive conditions.

The performance criteria for the 2010 performance period for the 2010-2012 awards were based 50% on net income and 50% on total cash flow, net of debt, as described above under “Cash-Based Awards Under the Executive Performance Plan.” The Compensation Committee decided to provide for a one-year performance period for awards of performance shares, rather than a three-year performance period as was used before 2009. The value of the performance shares granted for the 2010-2012 awards represents approximately 10% of total long-term compensation awarded to the current named executive officers in 2010. In 2010, target grants of 37,676; 11,774; 12,598; 8,634; and 9,419 performance shares for the 2010-2012 period were made to Messrs. Kramer, Wells, de Bok, Andersson and Cohade, respectively, having the terms described above. Mr. Keegan did not receive any performance share grants in 2010.

Payouts for the 2008-2010 Performance Period Under the Executive Performance Plan and With Respect to Performance Shares

The performance criteria for grants made for the 2008-2010 three-year performance period were cumulative net income and cumulative total cash flow, net of debt, each weighted equally. In establishing the targets for the 2008-2010 performance period, the Compensation Committee took into account the impact of the funding of the Voluntary Employees’ Beneficiary Association in 2008. The table below shows the performance goals and corresponding payout percentages for awards granted for the 2008-2010 performance period.

	Payout per Executive Performance Plan Unit or Performance Share
	50%	100%	200%

Performance Measure (2008-2010):
Cumulative net income	$1,606 million	$2,055 million	$2,359 million
% of target	78%	100%	115%
Cumulative total cash flow, net of debt	$977 million	$1,182 million	$1,258 million
% of target	83%	100%	106%

The Executive Performance Plan, the 2008 Performance Plan and the 2005 Performance Plan (under which most of the 2008-2010 performance shares were granted) permit the Committee to make adjustments to actual company results for the performance measures for extraordinary items and other relevant factors. Over the three-year performance period, actual company results were adjusted to exclude restructuring charges and the cash flow impact of the devaluation of Venezuela’s currency in January 2010. The table below shows actual adjusted results with respect to the performance measures over the 2008-2010 performance period.

		Actual Adjusted	Performance	Payout
	Target	Results	(as % of target)	Percentage

Performance Measure (2008-2010):
Cumulative net income	$2,055 million	$158 million	8%	0%
Cumulative total cash flow, net of debt	$1,182 million	$1,258 million	106%	200%

During the performance period, we faced a number of challenges and took action to meet those challenges, as discussed above under the heading “Overview.” We also took actions to reduce our exposure to legacy benefit obligations including the establishment of an industry-leading independent Voluntary Employees’ Beneficiary Association, which assumed the obligation to provide healthcare benefits for our current and future USW retirees, and the elimination of defined benefit pension plans for many of our salaried associates. As a result, we exceeded our maximum cumulative total cash flow, net of debt target for the 2008-2010 performance period due to our efforts to manage cash flow during the performance period. However, we did not achieve our cumulative net income target for the 2008-2010 performance period, primarily due to the recessionary economic conditions we experienced in many parts of the world during 2008 and 2009.

Based on the results over the 2008-2010 performance period, the Compensation Committee approved payout of the Executive Performance Plan awards for such period in an amount equal to 100% of the target amount per unit.

The table below shows payout amounts for each of the named executive officers in respect of their grants under the Executive Performance Plan for the 2008-2010 performance period:

	Target Award	Maximum Award	Actual Award
Name	($)	($)	($)

Kramer	$1,200,000	$2,400,000	$1,200,000
Keegan(1)	4,023,200	8,046,400	4,023,200
Wells	670,000	1,340,000	670,000
de Bok	950,000	1,900,000	950,000
Andersson	—	—	—
Cohade	510,000	1,020,000	510,000

(1)	Mr. Keegan retired on October 1, 2010. His award has been prorated to reflect 33 months of service during the 36-month performance period.

For further information on the tax deductibility of awards under the Executive Performance Plan, see “Tax Deductibility of Pay” at page 34.

Based on the results over the 2008-2010 performance period, the Compensation Committee approved payouts with respect to performance share awards for such period in an amount equal to 100% of the target number of performance shares. Performance shares for the 2008-2010 performance period were paid 50% in cash and 50% in stock.

The table below shows the payout for each of the named executive officers in respect of their grants of performance shares for the 2008-2010 performance period:

	Target Award	Maximum Award	Actual Award	Aggregate Dollar	Aggregate Number of
Name	(Shares)	(Shares)	(Shares)	Amount Paid Out(1)	Shares Paid Out

Kramer	16,111	32,222	16,111	$95,866	8,055
Keegan(2)	18,589	37,178	18,589	110,611	9,294
Wells	7,077	14,154	7,077	42,057	3,538
de Bok	10,469	20,938	10,469	62,297	5,234
Andersson	—	—	—	—	—
Cohade	7,827	15,654	7,827	46,577	3,913

(1)	Based on the market value of our Common Stock on December 31, 2010 of $11.90 (the average of the high and low per share sale prices of our Common Stock on that date) and, with respect to 2,300 of Mr. Wells’ shares, $11.85 (the closing market price of our Common Stock on that date).

(2)	Mr. Keegan retired on October 1, 2010. His award has been prorated to reflect 33 months of service during the 36-month performance period.

Performance for the 2010 Performance Period With Respect to Performance Shares and 2009-2011 and 2010-2012 Awards under the Executive Performance Plan

The table below shows the performance goals and corresponding earn out percentages for awards granted for the 2010 performance period. In establishing the targets for the 2010 performance period, the Compensation Committee took into account the cash flow impact of the devaluation of Venezuela’s currency in January 2010.

	Payout per Executive Performance Plan Unit or Performance Share
	50%	100%	150%

Performance Measure (2010):
Net income	$(410) million	$(245) million	$(145) million
% of target	33%	100%	141%
Total cash flow, net of debt	$(500) million	$(300) million	$(200) million
% of target	33%	100%	133%

The Executive Performance Plan and the 2008 Performance Plan (under which the 2010-2012 performance share awards were granted) permit the Committee to make adjustments to actual company results for the performance measures for extraordinary items and other relevant factors. Over the one-year performance period, actual company results were adjusted to exclude restructuring charges. The table below shows actual adjusted results with respect to the performance measures during the 2010 performance period.

		Actual Adjusted	Performance	Payout
	Target	Results	(as % of target)	Percentage

Performance Measure (2010):
Net income	$(245) million	$134 million	155%	150%
Total cash flow, net of debt	$(300) million	$433 million	244%	150%

During the 2010 performance period, we faced a number of challenges and took action to meet those challenges, as discussed above under the heading “Overview.” As a result, we exceeded our maximum total cash flow, net of debt target for the 2010 performance period due to our efforts to manage cash flow during the performance period, particularly with respect to working capital, and exceeded our maximum net income target for the 2010 performance period primarily due to the cost saving actions and other strategic initiatives we implemented in response to global economic conditions.

Based on the results during the 2010 performance period, the Compensation Committee approved earnings on the Executive Performance Plan awards for such period in an amount equal to 150% of the target amount per unit. The payout of these amounts is contingent upon the named executive officer’s continued service through December 31, 2011 (for 2009-2011 awards) and December 31, 2012 (for 2010-2012 awards), except in the case of certain events, such as retirement, death, disability or severance following a change-in-control.

The table below shows amounts earned for each of the named executive officers in respect of their grants under the Executive Performance Plan for the 2010 performance period with respect to their 2009-2011 awards:

	Target Award	Maximum Award	Actual Award
Name	($)	($)	($)

Kramer	$803,867	$1,205,800	$1,205,800
Keegan(1)	1,616,150	2,424,225	2,424,225
Wells	330,933	496,400	496,400
de Bok	587,233	880,850	880,850
Andersson	—	—	—
Cohade	415,800	623,700	623,700

(1)	Mr. Keegan retired on October 1, 2010. His award has been prorated to reflect nine months of service during the 12-month performance period.

The table below shows amounts earned for each of the named executive officers in respect of their grants under the Executive Performance Plan for the 2010 performance period with respect to their 2010-2012 awards:

	Target Award	Maximum Award	Actual Award
Name	($)	($)	($)

Kramer	$1,020,933	$1,531,400	$1,531,400
Keegan	—	—	—
Wells	328,933	493,400	493,400
de Bok	351,967	527,950	527,950
Andersson	233,333	350,000	350,000
Cohade	263,167	394,750	394,750

For further information on the tax deductibility of awards under the Executive Performance Plan, see “Tax Deductibility of Pay” at page 34.

Based on the results during the 2010 performance period, the Compensation Committee approved earnings with respect to performance share awards for such period in an amount equal to 150% of the target number of performance shares.

The table below shows the earnings for each of the named executive officers in respect of their 2010-2012 grants of performance shares for the 2010 performance period:

	Target Award	Maximum Award	Actual Number of
Name	(Shares)	(Shares)	Shares Earned

Kramer	37,676	56,514	56,514
Keegan	—	—	—
Wells	11,774	17,661	17,661
de Bok	12,598	18,897	18,897
Andersson	8,634	12,951	12,951
Cohade	9,419	14,128	14,128

Stock Options

The Compensation Committee annually grants stock options to named executive officers and other key employees to link executives to results earned by shareholders and build executive stock ownership. Stock options constitute an important element of our long-term incentive compensation program and support several important objectives and principles. Because options result in gains only in the event that the stock price appreciates, they serve to align the interests of management with shareholders.

2010 Stock Option Grants

Stock options granted under the 2008 Performance Plan in 2010 have the following terms:

•	options vest in equal, annual installments over a 4-year period;

•	options have a ten-year term; and

•	the exercise price is equal to the closing market price of our Common Stock on the date of grant.

All options granted to named executive officers during 2010 were non-qualified stock options. The portion of long-term incentive compensation provided in the form of stock option grants each year is determined based on the number of available options under the 2008 Performance Plan, as well as market data on long term-compensation. We use a Black-Scholes valuation model to determine the number of stock options needed to provide the desired value consistent with overall median market compensation.

In 2010, grants of 210,590; 68,079; 72,844; 94,554; and 54,463 stock options were made to Messrs. Kramer, Wells, de Bok, Andersson and Cohade, respectively, having the terms described above. Mr. Keegan did not receive any stock option grants in 2010. The value of these stock option grants represents approximately 31% of total long-term compensation awarded to the current named executive officers in 2010.

Restricted Stock

The Compensation Committee occasionally grants shares of restricted stock or restricted stock units to named executive officers and other key employees, typically to replace similar stock-based awards or other benefits at a prior employer, to recognize extraordinary effort or for retention purposes. Restricted stock links executives to the results earned by shareholders and builds executive stock ownership.

In February 2010, the Compensation Committee granted 62,794 shares of restricted stock to Mr. Andersson in connection with his hiring in order to offset equity awards and other benefits forfeited upon his resignation from his prior employer. These shares will vest three years from the date of grant (in February 2013). In February 2010, the Compensation Committee granted 196,232 shares of restricted stock to Mr. Keegan in lieu of grants of units under the Executive Performance Plan and performance shares and stock options under the 2008 Performance Plan and in consideration of his service as CEO through April 13, 2010 and his continued service as Executive Chairman. These shares of restricted stock vested upon his retirement as Executive Chairman effective October 1, 2010.

In February 2010, the Compensation Committee granted 20,000 restricted stock units to each of Messrs. Wells, de Bok and Cohade. The restricted stock units will vest and convert into shares of Common Stock in 33% increments each year commencing in February 2013, and will be fully vested by February 2015. The Compensation Committee made these grants in consideration of Mr. Wells’, Mr. de Bok’s and Mr. Cohade’s significant contributions to Goodyear and importance to Goodyear in the future.

Retirement Benefits

We provide our named executive officers with retirement benefits under both qualified and non-qualified retirement plans. The qualified plan benefits are pursuant to a defined benefit pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), and a defined contribution plan, the Goodyear Employee Savings Plan for Salaried Employees. The non-qualified plan benefits are pursuant to an unfunded defined benefit plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”).

The Salaried Plan is designed to provide tax-qualified pension benefits for U.S.-based salaried employees hired prior to January 1, 2005. Messrs. Kramer, Keegan, Wells and Cohade participate in the Salaried Plan along with other Goodyear employees. Effective December 31, 2008, the Salaried Plan accrued benefit was frozen. Since that date tax-qualified benefit accruals for these named executive officers and other Goodyear salaried employees who participate in the Salaried Plan are provided by Company contributions under the retirement contributions feature of the Savings Plan. Salaried employees hired after December 31, 2004, including Mr. Andersson, participate in the retirement contributions feature of the Savings Plan.

Mr. de Bok does not participate in the Salaried Plan or the Savings Plan, instead he participates in Goodyear’s Netherlands Pension Plan and in government-sponsored (but Company-funded) pension plans in The Netherlands and Belgium.

The Supplementary Plan provides additional pension benefits to executive officers and certain other key individuals identified by the Compensation Committee. All of the named executive officers participate in the Supplementary Plan. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with ten years of service or retire after age 65 with five years of service. However, benefits payable under the Supplementary Plan are offset by the amount of any benefits payable under the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. pension plans, and certain prior employer pension plans. The Committee believes supplemental executive retirement plans such as the Supplementary Plan are an important part of executive compensation and are utilized by most large companies, many of which compete with the Company for executive talent. Retirement benefits, including those provided through a supplemental executive retirement plan, are a critical component of an executive’s overall compensation program and are essential to attracting, motivating and retaining talented executives with a history of leadership and to providing retirement replacement income. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position.

We also maintain a non-qualified unfunded defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid under the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. None of the current named executive officers are currently eligible to receive a benefit under the Supplementary Plan, and Messrs. de Bok and Andersson are not eligible to participate in the defined benefit Excess Benefit Plan. The additional benefit under the defined benefit Excess Benefit Plan is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on pension benefits under qualified plans. This plan is provided to allow the continuation of benefits from the qualified plan to individuals whose compensation exceeds the Code limitations for qualified plans. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, there is a corresponding non-qualified defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Mr. de Bok is not eligible to participate in the defined contribution Excess Benefit Plan.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see the table captioned “Pension Benefits” and the accompanying narrative at page 42.

Severance and Change-in-Control Benefits

We provide for the payment of severance benefits to our named executive officers upon certain types of terminations of employment. The Goodyear Continuity Plan for Salaried Employees (the “Continuity Plan”) provides certain severance benefits to our employees and employees of our subsidiaries who participate in the Executive Performance Plan, Management Incentive Plan, Performance Recognition Plan or Savings Plan.

The Continuity Plan is designed to attract, retain and motivate employees, provide for stability and continuity in the event of an actual or threatened change-in-control, and ensure that our employees are able to devote their full time and attention to the Company’s operations in the event of an actual or threatened change-in-control.

The Continuity Plan and the related change-in-control triggers (commonly referred to as “double triggers”) are described in more detail under the heading “Potential Payments Upon Termination or Change-in-Control” at page 45, and generally provide for the payment of severance benefits if employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The change-in-control triggers in our 2008 Performance Plan are substantially similar to those in the Continuity Plan. We selected the specific change-in-control triggers used in the Continuity Plan, such as the acquisition of 20% or more of Goodyear’s Common Stock, a significant change in the composition of the Board of Directors or the acquisition of actual control of Goodyear, based upon our review of market practices, including provisions included in similar agreements of other public companies, and statutory provisions, such as the Ohio Control Share Acquisition Law, that could also be triggered in the event of a change-in-control. Based upon that review, we determined that the terms and conditions of the Continuity Plan, including the specific change-in-control triggers and excise tax gross-up provisions, were consistent with market practices and are a necessary component of a competitive compensation program. We also believe that the Continuity Plan is in the best interests of the Company and our shareholders because it ensures that we will have the continued commitment of our employees in the event of an actual or threatened change-in-control.

The Compensation Committee decided that employees who are hired or promoted and, as a result of that hiring or promotion, would become eligible to receive excise tax gross-ups for the first time on or after February 22, 2010 will not receive any such gross-ups. In addition, executive officers hired or promoted into certain executive positions named in the Continuity Plan on or after February 22, 2010 (including Mr. Kramer, who became CEO on April 13, 2010) will no longer receive severance benefits if they terminate their employment without good reason during the thirteenth month following a change-in-control.

For additional information regarding the terms of the Continuity Plan and benefits payable under such plan, see “Potential Payments Upon Termination or Change-in-Control” at page 45.

In June 2010, the Board, upon recommendation of the Compensation Committee, adopted The Goodyear Tire & Rubber Company Executive Severance Plan (the “Severance Plan”) in order to formalize our prior practice of providing severance benefits to executive officers under appropriate circumstances in a manner consistent with that prior practice. The Severance Plan provides severance benefits to each of the named executive officers (other than Messrs. Keegan and de Bok) and certain key employees if their employment is terminated by us other than for Cause (as defined in the Severance Plan and described in more detail under the heading “Potential Payments Upon Termination or Change-in-Control” at page 48), death or disability.

Severance Plan participants will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, as established by the Compensation Committee; (iv) continued health care coverage for a number of years equal to the participant’s severance multiple; and (v) outplacement services in an amount not to exceed $25,000. To be eligible to receive severance benefits, the participant must execute a release and agree, among other things, not to compete with us or solicit our employees for a number of years equal to the participant’s severance multiple.

Messrs. Kramer, Wells, Andersson and Cohade are participants in the Severance Plan. Mr. Kramer’s severance multiple is 2.0x and Messrs. Wells’, Andersson’s and Cohade’s severance multiple is 1.5x. Mr. Keegan was not a participant in the Severance Plan due to his former employment contract and Mr. de Bok is not a participant in the Severance Plan due to the availability of statutory severance benefits in Belgium.

The Compensation Committee believes that our severance benefits are a necessary component of a competitive compensation program and that those severance benefits are not significantly different from the severance benefits typically in place at other companies.

Perquisites

We provide certain executive officers, including our named executive officers, with limited personal benefits and perquisites, as described below and in footnote 6 to the Summary Compensation Table at page 37. The Compensation Committee has reviewed and approved the perquisites described below. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are an important factor in protecting our executive officers and in enabling them to focus on our business with minimal disruption. We do not provide any tax reimbursements to our executive officers for any of the perquisites we provide them.

Home Security Systems.  In order to enhance their safety, we pay for the cost of home security systems for a limited number of executive officers. We cover the cost of installation, monitoring and maintenance for these systems.

Use of Company Aircraft.  In limited circumstances, executive officers are permitted to use our company aircraft for personal travel. In these circumstances, the executive is also required to reimburse us for a portion of the cost of such use in an amount determined using the Standard Industry Fare Level.

Tire Program.  We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense, including the cost of tires, mounting, balancing and disposal fees.

Financial Planning and Tax Preparation Services.  We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Club Memberships.  We pay the annual dues for one club membership for a limited number of executive officers. The membership is intended to be used primarily for business purposes, although executive officers may use the club for personal purposes. Executive officers are required to pay all incremental costs, other than the annual dues, related to their personal use of the club.

Annual Physical Exams.  We pay for an annual comprehensive physical examination for our executive officers.

Executive Deferred Compensation Plan

The Goodyear Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. The plan provides several deferral period options. During 2010, no named executive officers made deferrals under the Deferred Compensation Plan. For participants, this offers an additional means to save for retirement. There is no premium or guaranteed return associated with the deferral.

For additional information regarding the terms of the deferred compensation plan and participant balances, see “Nonqualified Deferred Compensation” at page 45.

Other Benefits

Payments to Expatriate Employees.  Where warranted, we provide tax equalization payments, housing allowances, and other similar benefits to employees, including Messrs. de Bok and Cohade, living outside of their home country to compensate them for the additional costs of those assignments.

Goodyear Employee Savings Plan.  The Savings Plan permits eligible employees, including all of the named executive officers (other than Mr. de Bok), to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($16,500 in 2010). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($5,500 in 2010). Savings Plan participants are also eligible to make after-tax contributions subject to limits imposed by the Code. Employee contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

Tax Deductibility of Pay

Section 162(m) of the Code provides that compensation paid to a public company’s chief executive officer and its three other highest paid executive officers at the end of the year (other than its chief financial officer) in excess of $1 million is not deductible unless certain requirements have been satisfied. The Compensation Committee believes that awards under the Management Incentive Plan and the 2008 Performance Plan qualify for full deductibility under Section 162(m).

Although compensation paid under the Executive Performance Plan is performance-based, it does not qualify for the deductibility exception for performance-based compensation since that Plan has not been approved by our shareholders. Therefore, payments under the Executive Performance Plan are subject to the Section 162(m) limitation on deductibility. Because of our significant U.S. deferred tax assets from prior periods, the limitation on deductibility has no impact on our financial position. In reviewing and considering payouts or earnings under the

Executive Performance Plan, the Compensation Committee considered not only the impact of the lost tax deductions, but also the significant U.S. deferred tax assets available to us from prior periods, as well as the benefits realized by us and our shareholders from the successful efforts of our senior management team. In balancing these considerations, the Compensation Committee concluded that it would be appropriate to approve payouts in respect of the grants for the 2008-2010 performance period and earnings for the 2010 performance period in respect of the 2009-2011 and 2010-2012 grants.

Stockholding Guidelines

To better link the interests of management and our stockholders, the Board, upon the recommendation of the Compensation Committee, adopted stockholding guidelines for our executive officers effective January 1, 2006. These guidelines specify a number of shares that our executive officers are expected to accumulate and hold within five years of the later of the effective date of the program or the date of appointment as an officer. The specific share requirements are based on a multiple of annual base salary ranging from one to five times, with the higher multiples applicable to executive officers having the highest levels of responsibility. The stockholding requirement for Mr. Keegan was five times his annual base salary, for Messrs. Kramer, de Bok and Andersson is four times their annual base salary, and for Messrs. Wells and Cohade is three times their annual base salary. Amounts invested in the Goodyear stock fund of the Savings Plan, share equivalent units in our deferred compensation plan, restricted stock, earned (but unvested) performance shares, and stock owned outright by executive officers (or their spouses) are counted as ownership in assessing compliance with the guidelines. Unexercised stock options and unearned performance shares are not counted toward compliance with the guidelines. The stockholding guidelines also include stock retention provisions. If an executive officer has met their stockholding requirement, they are required to retain 25% of the net shares received from any exercised options or any vested shares of Common Stock for at least one year from the date of exercise or vesting. If an executive officer has not met their stockholding requirement, they are required to retain 75% of the net shares received from any exercised options or any vested shares of Common Stock until they have met their stockholding requirement. Net shares are the shares remaining after payment of the exercise price and/or withholding taxes.

The earliest compliance date for our executive officers is January 1, 2011. All of our named executive officers, other than Mr. Andersson (who was hired on February 16, 2010), have met the required stockholding guidelines in advance of the required compliance date.

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our Common Stock and other securities and the issuance, purchase or sale of, or trading or dealing in, puts, calls or other options or rights relating to our Common Stock. These provisions prohibit our directors and executive officers from hedging the risk of their ownership of our Common Stock.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2010.

The Compensation Committee

G. Craig Sullivan, Chairman
Denise M. Morrison
Rodney O’Neal
Thomas H. Weidemeyer

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the former CEO, the Chief Financial Officer of Goodyear (the “CFO”), and the persons who were, at December 31, 2010, the other three most highly compensated executive officers of Goodyear (collectively, the “named executive officers”) for services in all capacities to Goodyear and its subsidiaries during 2008, 2009 and 2010.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Richard J. Kramer Chairman of the Board, Chief Executive Officer and President(7)	2010	$929,924	$0	$479,992	$1,392,000	$5,653,500	$1,626,814	$52,161	$10,134,391
	2009	678,523	0	108,479	902,635	3,287,129	529,050	47,226	5,553,042
	2008	573,333	0	2,930,784	677,379	1,100,000	464,632	25,229	5,771,357
Robert J. Keegan Former Chairman of the Board, Chief Executive Officer and President(8)	2010	922,500	0	2,499,996	0	8,522,974	3,103,479	254,125	15,303,074
	2009	1,230,000	0	272,025	2,864,820	9,514,895	3,182,294	132,427	17,196,461
	2008	1,216,667	0	542,260	3,557,242	4,600,000	6,269,277	131,782	16,317,228
Darren R. Wells Executive Vice President and Chief Financial Officer	2010	490,000	0	404,801	450,002	2,340,800	377,450	29,875	4,092,928
	2009	450,000	0	48,100	293,157	1,471,400	144,875	46,428	2,453,960
	2008	348,660	0	151,519	164,646	400,000	45,752	16,414	1,126,991
Arthur de Bok President, Europe, Middle East and Africa Tire(9)	2010	523,333	0	415,299	481,499	3,062,520	473,971	29,673	4,986,295
	2009	500,000	0	50,356	358,249	2,310,350	137,356	23,635	3,379,946
	2008	495,000	0	1,879,929	425,518	870,000	132,467	31,353	3,834,267
Curt J. Andersson President, North American Tire(10)	2010	459,375	450,000	909,993	625,002	1,062,500	137,034	43,423	3,687,327
Pierre E. Cohade President, Asia Pacific Tire(11)	2010	458,333	0	374,798	360,000	1,984,450	514,347	28,371	3,720,299

(1)	For Mr. Andersson, this consists of a $450,000 sign-on bonus agreed to as part of his hiring package.

(2)	Represents the aggregate grant date fair value as of the respective grant date for each award. The maximum amount to be awarded with respect to each of the named executive officers is shown in the Grants of Plan-Based Awards Table in the column “Estimated Future Payouts Under Equity Incentive Plan Awards — Maximum.” The assumptions made in valuing stock awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 13, “Stock Compensation Plans” to Goodyear’s consolidated financial statements included in its Annual Report for the year ended December 31, 2010. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares,” “— 2010 Performance Share Grants” and “— Restricted Stock.” See also “Grants of Plan-Based Awards” below.

(3)	Represents the aggregate grant date fair value as of the respective grant date for each award. The assumptions made in valuing option awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 13, “Stock Compensation Plans” to Goodyear’s consolidated financial statements included in its Annual Report for the year ended December 31, 2010. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2010 Stock Option Grants.” See also “Grants of Plan-Based Awards” below.

(4)	Represents amounts awarded under the Management Incentive Plan for performance during 2010 and amounts awarded under the Management Incentive Plan or Performance Recognition Plan for performance during 2009 and 2008. For additional information regarding amounts awarded to the named executive officers in 2010, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Compensation — Annual Cash Incentives Under the Management Incentive Plan” and “— 2010 Annual Incentive Payouts.” Also represents amounts awarded under the Executive Performance Plan in respect of the three-year performance periods ended on December 31, 2008, 2009 and 2010, as the case may be, and, in 2009, amounts earned with respect to the performance period ended December 31, 2009 for awards under the Executive Performance Plan that are payable, subject to the named executive officer’s continued service, on December 31, 2011 (for the 2009-2011 awards), and, in 2010, amounts earned with respect to the performance period ended December 31, 2010 for awards under the Executive Performance Plan that are payable, subject to the named executive officer’s continued service, on December 31, 2011 (for the 2009-2011 awards) or December 31, 2012 (for the 2010-2012 awards). For additional information regarding such awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based Awards Under the Executive Performance Plan,” “— Payouts for the 2008-2010 Performance Period Under the Executive Performance Plan and With Respect to Performance Shares” and “— Performance for the 2010 Performance Period With Respect to Performance Shares and 2009-2011 and 2010-2012 Awards under the Executive Performance Plan.”

The following table provides further information on the amounts payable, or earned but not yet payable, under the Management Incentive Plan (MIP) and the Executive Performance Plan (EPP) for performance periods ending on December 31, 2010:

	MIP	2008-2010 EPP	2009-2011 EPP	2010-2012 EPP
	(Currently Payable)	(Currently Payable)	(Not Yet Payable)	(Not Yet Payable)

Mr. Kramer	$1,716,300	$1,200,000	$1,205,800	$1,531,400
Mr. Keegan	2,075,549	4,023,200	2,424,225	—
Mr. Wells	681,000	670,000	496,400	493,400
Mr. de Bok	703,720	950,000	880,850	527,950
Mr. Andersson	712,500	—	—	350,000
Mr. Cohade	456,000	510,000	623,700	394,750

(5)	Represents total change in pension value for each named executive officer, which reflects both the accrual of additional benefits and changes in the assumptions used to value the benefits. The discount rate used to calculate the pension value decreased from 5.75% at December 31, 2009 to 5.00% at December 31, 2010. Also, the interest rate used to determine the lump sum value of the Supplementary Plan benefit decreased from 2.50% to 1.75% for Mr. Keegan and from 4.75% to 2.50% for the other named executive officers. These changes in assumptions accounted for a significant portion of the total increase in pension value for each of the named executive officers. The table below allocates the total change in pension value between the actual increase in accrued benefits, including the growth in pension value due to the passage of time, and assumption changes.

	Increase in Pension	Increase in Pension
	Value due to Benefit	Value due to	Total Increase in
	Accrual	Assumption Changes	Pension Value

Mr. Kramer	$670,452	$956,362	$1,626,814
Mr. Keegan	1,554,762	1,548,717	3,103,479
Mr. Wells	179,383	198,067	377,450
Mr. de Bok	204,793	269,178	473,971
Mr. Andersson	101,510	35,524	137,034
Mr. Cohade	166,373	347,974	514,347

No nonqualified deferred compensation earnings are required to be reported because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

(6)	Includes amounts for home security system installation and monitoring expenses, personal financial planning services, personal use of company aircraft, annual dues for club memberships, the cost of annual physical exams, and provision of up to two sets of automobile tires per year. For Mr. Keegan, this includes $118,269 for accrued vacation that became payable due to his retirement, $41,002 for the personal use of company aircraft and $38,162 for premiums on life insurance policies that will be used to cover Goodyear’s obligation to make a charitable donation recommended by Mr. Keegan following his death pursuant to the Director’s Charitable Award Program. For more information regarding that program, see “Director

Compensation” below. The aggregate incremental cost to the Company for the personal use of company aircraft is equal to the actual flight costs less the amount, based on the Standard Industry Fare Level, reimbursed to the Company, and the aggregate incremental cost of the life insurance policies is the annual premium and related fees. Mr. Keegan’s total also includes amounts for retirement gifts, Mr. de Bok’s total also includes amounts for a company car, Mr. Andersson’s total also includes amounts for moving expenses, and Mr. Cohade’s total also includes amounts for transportation expenses. Company contributions to qualified defined contribution plans in 2010 were $26,190 for Mr. Keegan, $21,855 for Mr. Kramer, $17,360 for Mr. Wells, $11,561 for Mr. Andersson and $21,946 for Mr. Cohade.

(7)	Mr. Kramer was elected Chief Executive Officer and President effective April 13, 2010 and was elected Chairman of the Board effective October 1, 2010, succeeding Mr. Keegan.

(8)	Mr. Keegan served as Chief Executive Officer and President until April 13, 2010 and as Executive Chairman of the Board until October 1, 2010. He retired as a Goodyear employee and director effective October 1, 2010.

(9)	The amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns were converted from euros to U.S. dollars at the exchange rates in effect at December 31, 2008 of €1 = $1.40, December 31, 2009 of €1 = $1.44 and December 31, 2010 of €1 = $1.34. All other amounts were originally determined in U.S. dollars.

(10)	Mr. Andersson was elected President, North American Tire effective February 16, 2010.

(11)	Certain amounts in the “All Other Compensation” column were converted from Chinese renminbi to U.S. dollars at the exchange rate in effect at December 31, 2010 of RMB1 = $0.15. All other amounts were originally determined in U.S. dollars.

Employment Agreement

Mr. Keegan’s compensation was based, in part, on a written employment agreement entered into in 2000. That agreement provided for a pension service adjustment so that the total value of all pension benefits received by Mr. Keegan from both Goodyear and Eastman Kodak Company will be equivalent to a full-career Goodyear pension. The agreement also established Mr. Keegan’s participation in our incentive compensation programs and provided for severance payments in certain circumstances. The agreement expired according to its terms upon Mr. Keegan’s retirement.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2010.

									All Other		Grant
								All Other	Option		Date Fair
								Stock	Awards:	Exercise	Value of
								Awards:	Number of	or Base	Stock
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under			Number	Securities	Price of	and
		Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Shares	Underlying	Option	Option
	Grant	Threshold	Target	Maximum			Maximum	of Stock or	Options	Awards	Awards
Name	Date	($)	($)	($)	Threshold (#)	Target (#)	(#)	Units (#)(3)	(#)(4)	($/Sh)(5)	($)

Kramer	2/23/2010	$1,531,400	$3,062,800	$4,594,200	18,838	37,676	56,514				$479,992
Kramer	2/23/2010								210,590	$12.74	1,392,000
Keegan	2/23/2010	—	—	—				196,232			2,499,996
Wells	2/23/2010	493,400	986,800	1,480,200	5,887	11,774	17,661	20,000			404,801
Wells	2/23/2010								68,079	12.74	450,002
de Bok	2/23/2010	527,950	1,055,900	1,583,850	6,299	12,598	18,897	20,000			415,299
de Bok	2/23/2010								72,844	12.74	481,499
Andersson	2/23/2010	350,000	700,000	1,050,000	4,317	8,634	12,951	62,794			909,993
Andersson	2/23/2010								94,554	12.74	625,002
Cohade	2/23/2010	394,750	789,500	1,184,250	4,710	9,419	14,128	20,000			374,798
Cohade	2/23/2010								54,463	12.74	360,000

(1)	Represents grants of awards under the Executive Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Cash-Based Awards Under the Executive Performance Plan” and “— 2010 Grants Under the Executive Performance Plan.” Messrs. Kramer, Keegan, Wells, de Bok, Andersson and Cohade also received awards under the Management Incentive Plan for the year ending December 31, 2010 that were earned and paid out in the amounts of $1,716,300; $2,075,549; $681,000; $703,720; $712,500; and $456,000, respectively. For additional information regarding these awards under the Management Incentive Plan, see “Compensation Discussion and Analysis — Elements of Compensation — Annual Compensation — Annual Cash Incentives Under the Management Incentive Plan” and “— 2010 Annual Incentive Payouts.”

(2)	Grants of performance shares under the 2008 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares” and “— 2010 Performance Share Grants.”

(3)	Grants of restricted stock awards under the 2008 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Restricted Stock.” Messrs. Keegan and Andersson paid $1,962 and $628, respectively, for their restricted stock awards.

(4)	Grants of stock option awards (with tandem stock appreciation rights for Mr. de Bok) under the 2008 Performance Plan. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date. For additional information regarding such grants, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Stock Options” and “— 2010 Stock Option Grants.” Each stock option granted prior to 2008 included a right to the automatic grant of a new option (a “reinvestment option”) for the number of shares tendered in the exercise of the original stock option and withheld to pay income taxes. No reinvestment option grants were made to the named executive officers during 2010.

(5)	The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted (for grants under the 2008 Performance Plan, calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2010.

								Stock Awards
									Market
	Option Awards							Number	Value of
	Number of		Number of					of Shares	Shares or
	Securities		Securities					or Units	Units of
	Underlying		Underlying					of Stock	Stock
	Unexercised		Unexercised		Option			That Have	That Have
	Options		Options		Exercise		Option	Not	Not
	Exercisable		Unexercisable		Price		Expiration	Vested	Vested
Name	(#)(1)		(#)		($)(2)		Date	(#)	($)(4)

Kramer	2,861	*			$12.21		12/3/2012	186,737(10)	$2,212,833
	6,822	*			13.83		12/2/2013
	2,668	*			13.83		12/3/2012
	26,000				17.15		12/6/2015
	3,253	*			17.35		8/6/2012
	2,371	*			17.35		12/3/2012
	6,117	*			17.35		12/2/2013
	8,961	*			17.35		12/9/2014
	41,250		13,750	(5)	24.71		2/27/2017
	14,950	*			28.03		12/3/2011
	5,236	*			28.03		8/6/2012
	1,928	*			28.03		12/3/2012
	5,062	*			28.03		12/2/2013
	2,058	*			25.33		12/3/2011
	7,551	*			25.33		12/9/2014
	10,573	*			25.33		12/6/2015
	7,214	*			27.93		12/9/2014
	10,100	*			27.93		12/6/2015
	25,370		25,370	(6)	26.74		2/21/2018
	41,262		123,786	(7)	4.81	(3)	2/26/2019
	7,486	*			13.22		12/2/2013
	5,698		17,096	(8)	18.12	(3)	8/4/2019
	9,987	*			14.32		12/9/2014
			210,590	(9)	12.74	(3)	2/23/2020
Keegan	28,548	*			$10.91		12/3/2012
	25,103	*			13.62		12/3/2012
	33,134	*			13.62		12/2/2013
	62,500				17.15		12/6/2015

								Stock Awards
									Market
	Option Awards							Number	Value of
	Number of		Number of					of Shares	Shares or
	Securities		Securities					or Units	Units of
	Underlying		Underlying					of Stock	Stock
	Unexercised		Unexercised		Option			That Have	That Have
	Options		Options		Exercise		Option	Not	Not
	Exercisable		Unexercisable		Price		Expiration	Vested	Vested
Name	(#)(1)		(#)		($)(2)		Date	(#)	($)(4)

	24,122	*			17.18		12/3/2012
	32,559	*			17.18		12/2/2013
	48,941	*			17.18		12/9/2014
	250,000				24.71		2/27/2017
	83,174	*			25.26		12/3/2011
	40,881	*			25.26		12/9/2014
	50,901	*			25.26		12/6/2015
	47,332	*			27.02		12/6/2015
	237,123				26.74		2/21/2018
	38,440	*			24.77		12/9/2014
	1,978	*			24.77		12/6/2015
	468,793				4.81	(3)	10/1/2015
	76,508	*			11.47		12/2/2013
	28,771	*			11.47		12/3/2012
	56,302	*			13.29		12/9/2014
	60,613	*			18.10		12/6/2015
Wells	12,500				$15.55		8/6/2012	52,661(11)	$624,033
	13,000				7.94		12/3/2012
	2,500				5.52		8/5/2013
	8,268				6.81		12/2/2013
	15,600				12.54		12/9/2014
	752	*			13.38		8/5/2013
	1,089	*			13.38		12/2/2013
	13,500				17.15		12/6/2015
	667	*			17.73		8/5/2013
	2,970	*			17.73		12/2/2013
	10,125		3,375	(5)	24.71		2/27/2017
	6,166		6,167	(6)	26.74		2/21/2018
	20,999		63,000	(7)	4.81	(3)	2/26/2019
			68,079	(9)	12.74	(3)	2/23/2020
de Bok	15,000				$24.09		12/31/2011	114,435(12)	$1,356,055
	13,500				7.94		12/3/2012
	12,500				6.81		12/2/2013
	17,680				12.54		12/9/2014
	33,000				15.23		10/4/2015
	30,000				17.15		12/6/2015
	22,500		7,500	(5)	24.71		2/27/2017
	14,952		14,953	(6)	26.74		2/21/2018
	1,969				26.74		12/2/2013
	25,662		76,988	(7)	4.81	(3)	2/26/2019
			72,844	(9)	12.74	(3)	2/23/2020
Andersson			94,554	(9)	$12.74	(3)	2/23/2020	75,745(13)	$897,578
Cohade	7,500				$11.19		10/5/2014	83,265(14)	$986,690
	7,500				12.54		12/9/2014
	12,500				17.15		12/6/2015
	3,106	*			13.53		10/5/2014
	2,129	*			13.16		10/5/2014
	1,086	*			13.67		10/5/2014
	18,750		6,250	(5)	24.71		2/27/2017
	18,717	*			28.53		10/5/2014
	3,352	*			25.62		10/5/2014
	7,683	*			27.02		10/5/2014
	5,146	*			27.02		12/9/2014
	4,949	*			26.61		12/6/2015
	11,370		11,370	(6)	26.74		2/21/2018
	19,329		57,989	(7)	4.81	(3)	2/26/2019
			54,463	(9)	12.74	(3)	2/23/2020

*	Represents the grant of a reinvestment option, see Note 4 under Grants of Plan-Based Awards Table for additional information.

(1)	Because the options in this column were fully vested as of December 31, 2010, the vesting schedules for such options are not reported.

(2)	The exercise price of each option granted under our prior equity compensation plans is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the average of the high and low stock price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

(3)	The exercise price of each option granted under the 2008 Performance Plan is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

(4)	Calculated by multiplying $11.85, the closing market price of our Common Stock on December 31, 2010, by the number of shares of restricted stock or restricted stock units that had not vested at December 31, 2010.

(5)	Vests in full on February 27, 2011.

(6)	Vests as to one-half of the options on each of February 21, 2011 and February 21, 2012.

(7)	Vests as to one-third of the options on each of February 26, 2011, February 26, 2012 and February 26, 2013.

(8)	Vests as to one-third of the options on each of August 4, 2011, August 4, 2012 and August 4, 2013.

(9)	Vests as to one-fourth of the options on each of February 23, 2011, February 23, 2012, February 23, 2013 and February 23, 2014.

(10)	Except for 10,000 restricted shares, 46,746 restricted shares vest on February 21, 2011, 46,746 restricted shares vest on February 21, 2012, 26,731 earned performance share units vest on December 31, 2011, and 56,514 earned performance share units vest on December 31, 2012. For further information on the general terms and conditions of restricted stock awards and performance share units, see the description immediately following this table.

(11)	15,000 earned performance share units vest on December 31, 2011, 17,661 earned performance share units vest on December 31, 2012, and 20,000 restricted stock units vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015. For further information on the general terms and conditions of restricted stock awards and performance share units, see the description immediately following this table.

(12)	29,918 restricted shares vest on February 21, 2011, 29,917 restricted shares vest on February 21, 2012, 15,703 earned performance share units vest on December 31, 2011, 18,897 earned performance share units vest on December 31, 2012, and 20,000 restricted stock units vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015. For further information on the general terms and conditions of restricted stock awards and performance share units, see the description immediately following this table.

(13)	62,794 restricted shares vest on February 23, 2013 and 12,951 earned performance share units vest on December 31, 2012. For further information on the general terms and conditions of restricted stock awards and performance share units, see the description immediately following this table.

(14)	18,699 restricted shares vest on February 21, 2011, 18,698 restricted shares vest on February 21, 2012, 11,740 earned performance share units vest on December 31, 2011, 14,128 earned performance share units vest on December 31, 2012, and 20,000 restricted stock units vest as to one-third of the units on each of February 23, 2013, February 23, 2014 and February 23, 2015. For further information on the general terms and conditions of restricted stock awards and performance share units, see the description immediately following this table.

During the restriction period for shares of restricted stock, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period for shares of restricted stock, the grantee shall be entitled to vote restricted shares and, unless the Compensation Committee otherwise provides, to receive dividends, if any. Restricted stock units do not have any voting rights and, unless the Compensation Committee otherwise provides, are entitled to receive dividends, if any. Earned, but unvested, performance share units do not have any voting rights and are not entitled to receive dividend equivalents. For additional information regarding the terms of the performance share units, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Performance Shares — 2010 Performance Share Grants” at page 27.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by, and the vesting of stock awards for, the named executive officers during 2010.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized On	Acquired on	Value Realized On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)

Kramer	—	$—	16,111	$191,721	(2)
Keegan	—	—	214,821	2,330,703	(3)
Wells	—	—	7,077	84,101	(2)
de Bok	—	—	10,469	124,581	(2)
Andersson	—	—	—	—
Cohade	—	—	7,827	93,141	(2)

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

(2)	Represents the total value realized upon the vesting of performance share awards for the 2008-2010 performance period, which were paid 50% in shares of Common Stock and 50% in cash.

(3)	Represents the total value realized upon the vesting of 18,589 performance share awards for the 2008-2010 performance period, which were paid 50% in shares of Common Stock and 50% in cash, and the total value realized upon the vesting, due to Mr. Keegan’s retirement, of 196,232 shares of restricted stock.

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Messrs. Kramer, Keegan, Wells and Cohade. Accruals in the Salaried Plan were frozen effective December 31, 2008. The Salaried Plan was designed to provide tax-qualified pension benefits for most Goodyear salaried employees. The Salaried Plan contains formulas based on age and service. These formulas are multiplied by five-year average compensation below and above a breakpoint ($51,000 in 2008, the year the Salaried Plan was frozen), with the result representing a lump sum benefit under the plan. Compensation is held to the qualified plan limit under the Code, which was $230,000 for 2008. A portion of the benefit may be paid by employee contributions. Effective December 31, 2007, all active participants in the Salaried Plan became vested and are entitled to a benefit upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires, including Mr. Andersson, participate in the retirement contributions feature of the Savings Plan, which is a tax-qualified defined contribution plan. Under the Savings Plan, each participant receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code. Effective January 1, 2009, Salaried Plan participants, including Messrs. Kramer, Keegan, Wells and Cohade, began receiving allocations under the retirement contributions feature of the Savings Plan.

Non-U.S.-based employees, such as Mr. de Bok, participate in neither the Salaried Plan nor the Savings Plan; instead Mr. de Bok participates in Goodyear’s Netherlands Pension Plan and in government-sponsored (but Company-funded) pension plans in The Netherlands and Belgium.

Goodyear also maintains the Supplementary Plan, a non-qualified, unfunded plan which provides additional retirement benefits to certain officers, including all of the named executive officers. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with at least ten years of service or retire after age 65 with at least five years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint ($53,400 in 2010), with compensation inclusive of base salary and annual incentive payments. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. Participants may elect a lump sum payment of benefits under the Supplementary Plan for benefits accrued and vested prior to January 1, 2005. For benefits accrued or vested on or after January 1, 2005, a lump sum will be the default form of payment. These benefits cannot be distributed prior to six months after separation of service and are subject to the approval of Goodyear’s ERISA Appeals Committee.

We also maintain a non-qualified unfunded defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid under the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on pension benefits under qualified plans. This plan is provided to allow the continuation of benefits from the qualified plan to individuals whose income exceeds the Code guidelines for qualified plans. Distribution of amounts earned and vested prior to January 1, 2005, will be paid out in the same manner as the Salaried Plan unless otherwise elected by the participant at least 12 months prior to termination or severance. Distributions for amounts earned or vested on or after January 1, 2005, will be paid out in a lump sum. Payments to participants considered in the top 50 wage earners of the Company are paid out six months after termination of service. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, there is a corresponding defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan and all affected participants began receiving defined contribution allocations under the defined contribution Excess Benefit Plan.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year, for each defined benefit plan.

With the exception of Mr. Keegan, the “Present Value of Accumulated Benefit” is the lump-sum value as of December 31, 2010 of the expected pension benefit payable at age 62 that was earned as of December 31, 2010. That is, the benefit reflects service and compensation only through 2010, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes (and which are set forth following the Pension Benefits Table), with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement.

Mr. Keegan retired on October 1, 2010. On that date, he received a Supplementary Plan lump sum payment of $4,593,989, which represents the value of benefits accrued as of December 31, 2004. This portion of the benefit is grandfathered under Code Section 409A, enabling immediate payment, and is shown under “Payments During Last Fiscal Year” in the table below. Payment of the remaining benefit must be deferred six months, resulting in a lump sum payment of $19,403,296 on April 1, 2011. The Present Value of Accumulated Benefit shown for Mr. Keegan is this second payment, discounted from April 1, 2011 to December 31, 2010. Mr. Keegan’s entire Salaried Plan benefit was paid as a $302,825 lump sum payment on October 1, 2010.

Generally, a participant’s years of credited service under the Supplementary Plan are based on the years an employee participates in the Salaried Plan. However, in certain cases, credit for service prior to participation in the Salaried Plan is granted. Such cases include service with a predecessor employer. Mr. Kramer received 13.6 additional years of credited service in connection with his hiring by Goodyear and Mr. Cohade received five additional years of credited service in connection with his hiring by Goodyear, in each case in respect of service with a prior employer. The benefits paid to Mr. Kramer under the Supplementary Plan will be reduced by amounts he is entitled to receive under the pension plan maintained by his prior employer. Mr. Keegan’s employment agreement stated that his credited service under the Supplementary Plan would be adjusted at retirement so that the total value of all pension benefits received from Goodyear and his prior employer would be equivalent to a full-career Goodyear pension. The actual service adjustment based on his retirement date of October 1, 2010 and his final average earnings, was determined to be 17 years. The Supplementary Plan benefit is not reduced by the prior employer benefit because this prior benefit is already considered in the determination of the service adjustment. Due to these service grants, the present value of accumulated benefit in the Pension Benefits table is $1,662,506 higher for Mr. Kramer, $608,461 higher for Mr. Cohade and $12,304,189 higher for Mr. Keegan. Messrs. Wells, de Bok and Andersson did not receive any additional years of credited service.

Mr. Kramer and Mr. Cohade are eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2010, and will be eligible to receive a benefit from the Supplementary Plan if they remain employed by us until 2016. Mr. Wells is eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2010, and will be eligible to receive a benefit from the Supplementary Plan if he remains employed by us until 2020. Mr. de Bok will be eligible to receive a benefit from the Supplementary Plan if he remains employed by us until 2017. Mr. Andersson will be eligible to receive a benefit from the Supplementary Plan if he remains employed by us until 2020.

For Mr. de Bok, the Pension Benefits table shows the benefits payable under the Supplementary Plan and Goodyear’s Netherlands Pension Plan. The Netherlands Pension Plan provides an annuity benefit based on career average earnings. This benefit is an offset to the Supplementary Plan benefit. The present value of the Netherlands Pension Plan benefit is determined based on the assumptions used for financial reporting of the Netherlands Pension Plan as of December 31, 2010 (and which are set forth following the Pension Benefits Table), with the exception that the commencement age is taken to be 62. The Supplementary Plan value is based on the U.S. financial reporting assumptions, as discussed above. Mr. de Bok is currently vested in his benefit from the Netherlands Pension Plan but is not yet eligible to commence the benefit. In addition to the offset for the Netherlands Pension Plan, the Supplementary Plan present value also will be offset for the value of Company contributions to the governmental plans in Belgium and The Netherlands.

				Payments
		Number of Years	Present Value of	During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Kramer	Supplementary Pension Plan	24.42	$3,554,277	$—
	Salaried Pension Plan	8.83	159,383	—
Keegan	Supplementary Pension Plan	27.00	19,168,061	4,593,989
	Salaried Pension Plan	8.25	—	302,825
Wells	Supplementary Pension Plan	8.42	626,688	—
	Salaried Pension Plan	6.42	109,921	—
de Bok(2)	Supplementary Pension Plan	9.00	535,412	—
	Netherlands Pension Plan	9.00	535,846	—
Andersson	Supplementary Pension Plan	0.92	137,034	—
Cohade	Supplementary Pension Plan	11.25	1,302,234	—
	Salaried Pension Plan	4.25	102,679	—

(1)	All amounts shown are estimates as of December 31, 2010; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement.

(2)	The amounts for Mr. de Bok were converted from euros to U.S. dollars at the exchange rate in effect at December 31, 2010 of €1 = $1.34.

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2010

•	the form of payment is a lump sum (annuity for Mr. de Bok’s Netherlands pension)

•	the interest rate used to calculate the Supplementary Plan lump sum payment:

•	Benefits commencing in 2010: 1.75% (Mr. Keegan)

•	Benefits commencing in 2012 or later: 2.50% (Messrs. Kramer, Wells, de Bok, Andersson and Cohade)

•	the interest rate used to calculate the Salaried Plan lump sum payment:

•	Benefits commencing in 2010: Phased-in rates, determined in accordance with the Pension Protection Act of 2006: 3.60% for the first 5 years, 5.31% for the next 15 years, and 5.47% for later years (Mr. Keegan)

•	Benefits commencing in 2012 or later: 5.00% (Messrs. Kramer, Wells and Cohade)

•	the mortality assumptions used to calculate the lump sum are those set forth in Revenue Ruling 2007-67, as updated by IRS Notice 2008-85 for the Salaried Plan, and those set forth in UP-1984 Mortality for the Supplementary Plan (a modified version of the Prognosetafel 2010-2060 mortality table is used to determine the present value of Mr. de Bok’s Netherlands pension)

•	the discount rate used to determine the present value of the accumulated benefit is 5.00% (5.75% for Mr. de Bok’s Netherlands pension)

•	the benefit commencement age is 62 (or, if older, age at the measurement date)

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2010 (for the Salaried Plan, credited service and pay as of December 31, 2008).

Nonqualified Deferred Compensation

The Goodyear Executive Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer their base salary and annual incentive payments. Deferred amounts may be invested in one of five investment alternatives or, with respect to annual incentive payments, Goodyear stock units. Four of these investment alternatives are funds managed by The Northern Trust Company, and currently include a money market fund, a bond fund, an equity index fund and a balanced fund. The average interest rate payable with respect to funds invested in the Northern Trust money market fund was 0.03% for the year ended December 31, 2010. The fifth investment vehicle is a growth fund managed by American Century Investments. Investment elections among the five investment alternatives may be changed daily. Deferrals of annual incentive payments into Goodyear stock units will result in a 20% premium paid in stock units that will vest in one year. There is no guaranteed return associated with any deferral. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral is allowed only if elected one year prior to the scheduled payout and the new deferral does not commence for at least five years after the originally scheduled date of distribution. Any stock units are converted to shares of Common Stock and distributed to the participant in January of the fourth year following the end of the plan year under which the award was earned.

The Deferred Compensation Plan is unfunded. The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
	Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)	($)(2)	($)	($)

Kramer	—	—	$4,459	—	$116,955
Keegan	—	—	76,030	—	587,210
Wells	—	—	—	—	—
de Bok	—	—	—	—	—
Andersson	—	—	—	—	—
Cohade	—	—	(93,499)	—	484,572

(1)	Represents deferral in 2010 of base salary and/or annual incentive payments in respect of performance in 2009.

(2)	No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

Continuity Plan

The Continuity Plan provides severance benefits to certain of our salaried employees, including our current named executive officers, if their employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company.

The Continuity Plan divides our salaried employees into three groups: Tier 1, Tier 2 and Tier 3. Tier 1 generally includes all of our elected officers, including the named executive officers, and other employees who participate in our Executive Performance Plan; Tier 2 generally includes all salaried employees who participate in our annual incentive plan other than Tier 1 employees; and Tier 3 generally includes all other full-time salaried employees who participate in our Savings Plan. The Continuity Plan provides the following benefits to salaried employees in each tier:

•	Tier 1. A Tier 1 employee is eligible to receive benefits under the Continuity Plan if the employee’s employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” (as such terms are defined below) during certain periods before or within two years following a Change in Control or a Hostile Change in Control (as such terms are defined below) if the employee executes a release and agrees not to compete with the Company or solicit its employees for a period of two years. Tier 1 employees will generally receive: (a) a cash severance payment equal to twice the sum of the employee’s base salary, target annual incentive under the Management Incentive Plan, taking into account the MIP performance objectives, or other applicable annual incentive plan, as the case may be, and target long-term cash incentives granted under the Executive Performance Plan for any uncompleted performance periods; (b) two additional years of service under the Supplementary Plan; (c) continued health care and life insurance coverage for up to two years; (d) outplacement services and reimbursement for legal fees incurred in connection with certain claims made under the Continuity Plan; and (e) a gross up for any excise taxes incurred in connection with certain “parachute” payments arising under the Code. In addition, the Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President, General Counsel and Secretary, and Senior Vice President, Human Resources can terminate their employment for any reason during the thirteenth month following a Change in Control or Hostile Change in Control and, upon executing a release and agreeing to comply with certain covenants, receive the benefits described above. Beginning February 22, 2010, executive officers hired or promoted into these positions (including Mr. Kramer, who became CEO on April 13, 2010) will no longer receive the benefits described above if they terminate their employment without “Good Reason” during the thirteenth month following a Change in Control or Hostile Change in Control. In addition, employees who are hired or promoted and, as a result of that hiring or promotion, would become eligible to receive excise tax gross-ups for the first time on or after February 22, 2010 will not receive any such gross-ups.

•	Tier 2. A Tier 2 employee is eligible to receive benefits under the Continuity Plan if the employee’s employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” during certain periods before or within two years following a Change in Control or Hostile Change in Control, and the employee executes a release and agrees not to compete with the Company or solicit its employees for a period of two years (following a Hostile Change in Control) or one year (following a Change in Control or Potential Change in Control (as such term is defined below)). In the event of such termination in connection with a Hostile Change in Control, the Tier 2 employee generally will receive: (a) a cash severance payment equal to twice the sum of the employee’s base salary and target annual incentive; (b) continued health care and life insurance coverage for a period of up to two years; and (c) outplacement services. In the event of such termination in connection with a Change in Control or Potential Change in Control, the Tier 2 employee generally will receive: (a) a cash severance payment equal to the sum of the employee’s base salary and target annual incentive; (b) continued health care and life insurance coverage for up to one year; and (c) outplacement services.

•	Tier 3. The Plan generally provides Tier 3 employees whose employment is terminated involuntarily without “Cause” or by the employee for “Good Reason” within two years following a Hostile Change in Control with a cash severance payment equal to twice the sum of the employee’s base salary and target annual incentive.

It is our expectation that should a change-in-control transaction occur, many of our employees would retain their jobs and continue to be employed by the surviving company and, therefore, would not be entitled to benefits under the Continuity Plan.

As used in the Continuity Plan:

“Cause” means (1) the continued failure by an eligible employee to substantially perform the employee’s duties with the Company (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), (2) the engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the employee committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the employee’s employment with the Company where the Company, in its discretion, determines that such breach or violation materially and adversely affects the Company.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2)	the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on April 10, 2007, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on April 10, 2007 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no person will become the beneficial owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

“Good Reason” means the occurrence, without the affected eligible employee’s written consent, of any of the following:

(1)	the assignment to the employee of duties that are materially inconsistent with the employee’s position (including, without limitation, offices or titles), authority, duties or responsibilities immediately prior to a Potential Change in Control or in the absence thereof, a Change in Control or a Hostile Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee, provided, however, that any such assignment or diminution that is primarily a result of the Company no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Continuity Plan, except that an employee shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control or Hostile Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the employee’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(2)	change in the location of such employee’s principal place of business by more than 50 miles when compared to the employee’s principal place of business immediately before a Potential Change in Control, or in the absence thereof, a Change in Control or a Hostile Change in Control;

(3)	a material reduction in the Employee’s annual base salary or annual incentive opportunity from that in effect immediately before a Potential Change in Control, or in the absence thereof, a Change in Control or a Hostile Change in Control;

(4)	a material increase in the amount of business travel required of the employee when compared to the amount of business travel required immediately before a Potential Change in Control, or in the absence thereof, a Change in Control or a Hostile Change in Control; and

(5)	the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Continuity Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

“Hostile Change in Control” means a Change in Control that a majority of the Incumbent Board has not determined to be in the best interests of the Company and its shareholders.

A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(2)	the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(3)	any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(4)	the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

The description above is meant only to be a summary of the provisions of the Continuity Plan. The Continuity Plan was filed as Exhibit 10.17 to our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 18, 2009.

Severance Plan

The Severance Plan provides severance benefits to certain key employees, including our current named executive officers, if their employment is terminated by the Company and its affiliates other than for “Cause,” death or disability. “Cause” generally means (i) the continued failure to substantially perform the participant’s duties with the Company or its affiliates, (ii) engaging in conduct which is demonstrably injurious to the Company or its affiliates, (iii) the commission of any felony or any crime involving fraud, breach of trust or misappropriation or (iv) any breach or violation of any agreement relating to the participant’s employment that materially and adversely affects the Company or its affiliates.

Plan participants will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, which is established by the Compensation Committee and currently ranges from 1.0x to 2.0x; (iv) continued health care coverage for a number of years equal to the participant’s severance multiple; and (v) outplacement services in an amount not to exceed $25,000. To be eligible to receive the benefits described in clauses (ii) through (v) above, the participant must execute a release and agree, among other things, not to compete with the Company or solicit its employees for a number of years equal to the participant’s severance multiple.

Messrs. Kramer, Wells, Andersson and Cohade are participants in the Severance Plan. Mr. Kramer’s severance multiple is 2.0x and Messrs. Wells’, Andersson’s and Cohade’s severance multiple is 1.5x. Mr. de Bok is not a participant in the Severance Plan.

The Severance Plan became effective on June 8, 2010 and will continue in effect for three years, and thereafter will automatically renew for additional one-year periods unless the Company provides notice, at least 90 days prior to the end of the initial or extended term, of its intent not to renew the Severance Plan.

The description above is meant only to be a summary of the provisions of the Severance Plan. The Severance Plan was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 11, 2010.

Quantification of Termination Benefits

The tables below show amounts that would be payable to each of the current named executive officers, as of December 31, 2010, upon the termination of their employment in the circumstances indicated in each column of the tables. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2010. Other assumptions used to determine such amounts are described below.

Management Incentive Plan.  The amounts shown in the tables for annual cash incentive under the Management Incentive Plan are the amounts earned under Management Incentive Plan awards for the year ended December 31, 2010. Such amounts are payable at the normal time that payouts are made for 2010 awards under the Management Incentive Plan. The “Termination for Cause” scenario assumes no payout because the plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Severance Payments.  The amounts shown in the column captioned “Termination Without Cause” are calculated in accordance with the terms of the Severance Plan (other than for Mr. de Bok, who is not a participant in the Severance Plan). (See “Severance Plan” above.) The amounts shown in the column captioned “Involuntary Termination Within Two Years of Change in Control” are calculated in accordance with the terms of the Continuity Plan. (See “Continuity Plan” above.)

Performance Shares.  The amounts shown in the tables for performance shares granted before January 1, 2009 are divided equally between cash and equity (calculated based on a per share price of $11.90, the average of the high and low per share sale prices of our Common Stock on December 31, 2010) and for performance shares granted in 2009 and 2010 are attributable solely to equity (calculated based on a per share price of $11.85, the closing market price of our Common Stock on December 31, 2010). In the event of termination for cause, it is assumed the Compensation Committee would exercise its discretion to cancel any outstanding awards.

Executive Performance Plan.  The amounts shown in the tables for cash payouts under the Executive Performance Plan are the amounts earned and payable under Executive Performance Plan awards for the 2008-2010 performance period and, in addition, the amounts shown in the column captioned “Involuntary Termination Within Two Years of Change in Control” include the amounts earned, but not yet payable, under the 2009-2011 and 2010-2012 Executive Performance Plan awards. Under the Executive Performance Plan, an employee whose employment is terminated is entitled to a prorated payout for uncompleted performance periods upon such employee’s death, disability, retirement, layoff or leave of absence. Amounts are payable at the normal time that payouts are made for outstanding grants under the Executive Performance Plan. The “Termination for Cause” scenario assumes no payout because the Executive Performance Plan gives the Compensation Committee discretion to eliminate or reduce performance awards prior to payment.

Stock Options.  Our equity compensation plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date. For these purposes, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. However, none of our current named executive officers were eligible for retirement on December 31, 2010. In the event of a termination for cause, it is assumed that the Compensation Committee would exercise its discretion to cancel any outstanding unvested stock options.

Retirement Benefits.  The tables below show the additional retirement benefits that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2010, and that named executive officer was vested in the benefit as of that date. The “Involuntary Termination Within Two Years of Change in Control” column shows the amounts payable with two additional years of credited service under the Supplementary Plan, as provided in the Continuity Plan. Mr. Kramer, Mr. Wells and Mr. Cohade are not yet vested in a Supplementary Plan benefit and would instead receive benefits from the defined benefit and defined contribution Excess Benefit Plans. Mr. Andersson is not yet vested in a Supplementary Plan benefit, is not eligible to participate in the defined benefit Excess Benefit Plan or the Salaried Plan, and would instead receive benefits from the defined contribution Excess Benefit Plan. The amounts shown in the Pension Benefits Table would be payable in lump sum form at age 62 (or age at December 31, 2010, if older than 62). The amounts, if any, shown in the tables below for the Supplementary Plan and the Excess Benefit Plans are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits Table, in lump sum form six months after termination of employment at December 31, 2010. The Salaried Plan values shown in the Pension Benefits Table would be payable in lump sum form at age 62 (or age at December 31, 2010, if older than 62). The amounts, if any, shown in the tables below for Mr. Kramer, Mr. Wells and Mr. Cohade under the Salaried Plan are the additional amounts that would be payable immediately, together with the amounts shown in the Pension Benefits Table, in lump sum form after termination of employment at December 31, 2010. Mr. de Bok is not yet vested in a Supplementary Plan benefit and is not eligible to participate in the Excess Benefit Plans or the Salaried Plan. For Mr. de Bok, the Pension Benefits Table shows the present value of the accrued benefit under the Netherlands Pension Plan.

Other Benefits.  The amounts shown for other benefits for each scenario include the payment of accrued vacation. In addition, the amounts shown in the column captioned “Termination Without Cause” include reimbursement of COBRA payments and payments for outplacement services (capped at $25,000), and the amounts shown in the column captioned “Involuntary Termination Within Two Years of Change in Control” include reimbursement of COBRA payments, payments for outplacement services (capped at $25,000), payments for life insurance coverage, and reimbursement for legal fees, if any (assumed to be $0 for purposes of the tables below).

For information regarding the compensation, retirement benefits and nonqualified deferred compensation of Mr. Keegan, our former Chairman of the Board, Chief Executive Officer and President, who retired effective October 1, 2010, see the Summary Compensation Table at page 36, “Pension Benefits” beginning at page 42 and “Nonqualified Deferred Compensation” at page 45. In addition, under the terms of our equity compensation plans, stock options with an “in-the-money” value of $2,088,474 and shares of restricted stock with a value of $2,109,494 fully vested upon his retirement (each calculated based on a per share price of $10.75, the closing market price of our Common Stock on September 30, 2010).

Richard J. Kramer (Chairman of the Board, Chief Executive Officer and President)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Management Incentive Plan	$1,716,300	*	$1,716,300	*	$—	$1,716,300	*	$1,716,300	*
Cash Severance	—		4,400,000		—	—		10,091,467
Performance Shares — Cash Component	95,866		95,866		—	95,866		191,732
Cash Payout under Executive Performance Plan Awards	1,200,000	*	1,200,000	*	—	1,200,000	*	5,143,000

Total Cash	3,012,166		7,412,166		—	3,012,166		17,142,499

Equity
Restricted Stock	118,500		118,500		118,500	118,500		1,226,380
Performance Shares	95,855		95,855		—	95,855		1,178,168
Stock Options	—		—		—	—		871,453

Total Equity	214,355		214,355		118,500	214,355		3,276,001

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation(5)	—		—		—	—		—
Other Benefits	76,923		121,471		76,923	76,923		133,182
Excise Tax Gross-Up	—		—		—	—		5,113,928

Total	$3,303,444		$7,747,992		$195,423	$3,303,444		$25,665,610

*	These amounts are included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $4,929,453 would be paid under “Cash Payout under Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, an additional $942,468 would be paid under “Equity — Restricted Stock,” and $871,453 would be paid under “Equity — Stock Options.”

(2)	Mr. Kramer is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” that represent grants under our 2008 Performance Plan are payable following an involuntary termination within two years of a change in control, similar to our Continuity Plan. $383,441, representing grants of performance shares under our prior equity compensation plans, are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 44) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Kramer is fully vested in his Salaried Plan benefit and would have received a payment of $140,290 if a triggering event had occurred on December 31, 2010. The difference between the amount payable from the Salaried Plan upon any of the triggering events and the value presented in the Pension Benefits Table, $159,383, is solely due to differences in the assumptions used in the calculations. Mr. Kramer is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the defined benefit and defined contribution Excess Benefit Plans. The Supplementary Plan benefit value of $3,554,277 (as shown in the Pension Benefits Table) would be reduced to the defined benefit and defined contribution Excess Benefit Plan benefit values of $711,169 if one of the triggering events occurred as of December 31, 2010.

(5)	No additional amounts are payable upon any of the triggering events under our deferred compensation plans. For information on Mr. Kramer’s aggregate vested balance as of December 31, 2010 under the Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table at page 45.

Darren R. Wells (Executive Vice President and Chief Financial Officer)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Management Incentive Plan	$681,000	*	$681,000	*	$—	$681,000	*	$681,000	*
Cash Severance	—		1,446,000		—	—		3,905,600
Performance Shares — Cash Component	42,057		42,057		—	42,057		84,114
Cash Payout under Executive Performance Plan Awards	670,000	*	670,000	*	—	670,000	*	2,156,200

Total Cash	1,393,057		2,839,057		—	1,393,057		6,826,914

Equity
Restricted Stock	—		—		—	—		237,000
Performance Shares	42,045		42,045		—	42,045		471,122
Stock Options	—		—		—	—		443,520

Total Equity	42,045		42,045		—	42,045		1,151,642

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	49,038		97,024		49,038	49,038		106,745
Excise Tax Gross-Up	—		—		—	—		1,937,073

Total	$1,484,140		$2,978,126		$49,038	$1,484,140		$10,022,374

*	These amounts are included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $1,873,233 would be paid under “Cash Payout under Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, $56,726 would be paid under “Equity — Restricted Stock,” and $443,520 would be paid under “Equity — Stock Options.”

(2)	Mr. Wells is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” that represent grants under our 2008 Performance Plan are payable following an involuntary termination within two years of a change in control, similar to our Continuity Plan. $113,693, representing grants of performance shares under our prior equity compensation plans, are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 44) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Wells is fully vested in his Salaried Plan benefit and would have received a payment of $94,417 if a triggering event had occurred on December 31, 2010. The difference between the amount payable from the Salaried Plan upon any of the triggering events and the value presented in the Pension Benefits Table, $109,921, is solely due to differences in the assumptions used in the calculations. Mr. Wells is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the defined benefit and defined contribution Excess Benefit Plans. The Supplementary Plan benefit value of $626,688 (as shown in the Pension Benefits Table) would be reduced to the defined benefit and defined contribution Excess Benefit Plan benefit values of $204,084 if one of the triggering events occurred as of December 31, 2010.

Arthur de Bok (President, Europe, Middle East and Africa Tire)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Management Incentive Plan	$703,720	*	$703,720	*	$—	$703,720	*	$703,720	*
Cash Severance	2,210,823		4,984,506		—	2,210,823		4,616,333
Performance Shares — Cash Component	62,297		62,297		—	62,297		124,594
Cash Payout under Executive Performance Plan Awards	950,000	*	950,000	*	—	950,000	*	3,239,650

Total Cash	3,926,840		6,700,523		—	3,926,840		8,684,297

Equity
Restricted Stock	—		—		—	—		946,045
Performance Shares	62,285		62,285		—	62,285		534,585
Stock Options	—		—		—	—		541,996

Total Equity	62,285		62,285		—	62,285		2,022,626

Retirement Benefits(4)
Netherlands Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	41,154		66,154		41,154	41,154		66,154
Excise Tax Gross-Up	—		—		—	—		—

Total	$4,030,279		$6,828,962		$41,154	$4,030,279		$10,773,077

*	These amounts are included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $2,699,660 would be paid under “Cash Payout under Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, $659,907 would be paid under “Equity — Restricted Stock,” and $541,996 would be paid under “Equity — Stock Options.”

(2)	Mr. de Bok is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” that represent grants under our 2008 Performance Plan are payable following an involuntary termination within two years of a change in control, similar to our Continuity Plan. $249,164, representing grants of performance shares under our prior equity compensation plans, are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 44) shows the present value of the accumulated benefits under the Supplementary Plan and the Netherlands Pension Plan, calculated based on the assumptions set forth following that table. Mr. de Bok is not yet vested in a Supplementary Plan benefit and would receive no benefit from that plan if one of the triggering events occurred as of December 31, 2010. He is not eligible to participate in the Excess Benefit Plans. The Netherlands Pension Plan benefit value of $535,846 (as shown in the Pension Benefits Table) would be payable if one of the triggering events occurred as of December 31, 2010.

Curt J. Andersson (President, North American Tire)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Management Incentive Plan	$712,500	*	$712,500	*	—	$712,500	*	$712,500	*
Cash Severance	—		1,500,000		—	—		2,933,333
Performance Shares — Cash Component	—		—		—	—		—
Cash Payout under Executive Performance Plan Awards	—		—		—	—		350,000

Total Cash	712,500		2,212,500		—	712,500		3,995,833

Equity
Restricted Stock	—		—		—	—		744,109
Performance Shares	—		—		—	—		153,469
Stock Options	—		—		—	—		—

Total Equity	—		—		—	—		897,578

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation	—		—		—	—		—
Other Benefits	40,385		85,149		40,385	40,385		93,465
Excise Tax Gross-Up	—		—		—	—		1,007,070

Total	$752,885		$2,297,649		$40,385	$752,885		$5,993,946

*	This amount is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, $503,469 would be paid under “Cash Payout under Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, and $744,109 would be paid under “Equity — Restricted Stock.”

(2)	Mr. Andersson is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” represent grants under our 2008 Performance Plan and are payable following an involuntary termination within two years of a change in control, similar to our Continuity Plan.

(4)	The Pension Benefits Table (on page 44) shows the present value of the accumulated benefit under the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Andersson is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the defined contribution Excess Benefit Plan. The Supplementary Plan benefit value of $137,034 (as shown in the Pension Benefits Table) would be reduced to the defined contribution Excess Benefit Plan benefit value of $4,163 if one of the triggering events occurred as of December 31, 2010. He is not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan.

Pierre E. Cohade (President, Asia Pacific Tire)

								Involuntary
								Termination
								Within Two
								Years of
			Termination					Change in
	Resignation		Without		Termination For	Retirement		Control
Benefits or Payments	(1)		Cause		Cause	(2)		(3)

Annual Cash Incentive under Management Incentive Plan	$456,000	*	$456,000	*	—	$456,000	*	$456,000	*
Cash Severance	—		1,282,500		—	—		3,594,267
Performance Shares — Cash Component	46,577		46,577		—	46,577		93,154
Cash Payout under Executive Performance Plan Awards	510,000	*	510,000	*	—	510,000	*	2,152,150

Total Cash	1,012,577		2,295,077		—	1,012,577		6,295,571

Equity
Restricted Stock	—		—		—	—		680,154
Performance Shares	46,565		46,565		—	46,565		399,677
Stock Options	—		—		—	—		408,243

Total Equity	46,565		46,565		—	46,565		1,488,074

Retirement Benefits(4)
Salaried Pension Plan	—		—		—	—		—
Supplementary Pension Plan	—		—		—	—		—
Excess Benefit Plans	—		—		—	—		—

Total Retirement Benefits	—		—		—	—		—

Vested Deferred Compensation(5)	—		—		—	—		—
Other Benefits	36,538		86,918		36,538	36,538		99,218
Excise Tax Gross-Up	—		—		—	—		1,690,849

Total	$1,095,680		$2,428,560		$36,538	$1,095,680		$9,573,712

*	These amounts are included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(1)	In the event of death or disability, an additional $1,948,686 would be paid under “Cash Payout under Executive Performance Plan Awards” and “Equity — Performance Shares,” if at all, only upon achievement of the applicable targets following the completion of the applicable performance periods, $433,715 would be paid under “Equity — Restricted Stock,” and $408,243 would be paid under “Equity — Stock Options.”

(2)	Mr. Cohade is not eligible for retirement.

(3)	The amounts to be paid under “Performance Shares — Cash Component,” “Equity — Performance Shares” and “Equity — Stock Options” represent grants under our 2008 Performance Plan and are payable following an involuntary termination within two years of a change in control, similar to our Continuity Plan. $186,284, representing grants of performance shares under our prior equity compensation plans, are payable following a change in control, regardless of whether there is a subsequent termination.

(4)	The Pension Benefits Table (on page 44) shows the present value of the accumulated benefit under the Salaried Plan and the Supplementary Plan, calculated based on the assumptions set forth following that table. Mr. Cohade is fully vested in his Salaried Plan benefit and would have received a payment of $93,286 if a triggering event had occurred on December 31, 2010. The difference between the amount payable from the Salaried Plan upon any of the triggering events and the value presented in the Pension Benefits Table, $102,679, is solely due to differences in the assumptions used in the calculations. Mr. Cohade is not yet vested in a Supplementary Plan benefit and would instead receive a benefit from the defined benefit and defined contribution Excess Benefit Plans. The Supplementary Plan benefit value of $1,302,234 (as shown in the Pension Benefits Table) would be reduced to the defined benefit and defined contribution Excess Benefit Plan benefit values of $311,419 if one of the triggering events occurred as of December 31, 2010.

(5)	No additional amounts are payable upon any of the triggering events under our deferred compensation plans. For information on Mr. Cohade’s aggregate vested balance as of December 31, 2010, under the Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table at page 45.

Director Compensation

The table below sets forth information regarding the compensation paid to our non-employee directors during 2010.

	Fees Earned or Paid
	in Cash	Stock Awards	All Other	Total
Name	($)	($)(1)	Compensation ($)(2)	($)

Boland	$158,750	$95,000	$34,186	$287,936
Firestone	83,750	95,000	1,628	180,378
Hellman(3)	26,304	—	—	26,304
McCollough	93,750	95,000	—	188,750
Morrison	93,750	95,000	1,205	189,955
O’Neal	83,750	95,000	3,047	181,797
Peterson	83,750	95,000	34,619	213,369
Streeter	83,750	95,000	1,618	180,368
Sullivan	96,250	95,000	—	191,250
Weidemeyer	93,750	95,000	34,794	223,544
Wessel	83,750	95,000	—	178,750

(1)	Represents quarterly grants of restricted stock units with a grant date fair value of $23,750 per quarter pursuant to the Outside Directors’ Equity Participation Plan. For further information regarding this plan, see the description below.

As of December 31, 2010, the following directors held the total number of restricted stock units and deferred share equivalent units indicated next to his or her name:

	Number of	Number of Deferred
	Restricted Stock	Share Equivalent	Total Share
Name	Units	Units	Equivalents

Boland	18,830	34,262	53,092
Firestone	18,830	3,821	22,651
Hellman	—	—	—
McCollough	18,830	6,631	25,461
Morrison	18,830	16,266	35,096
O’Neal	18,830	22,279	41,109
Peterson	18,830	20,377	39,207
Streeter	18,592	—	18,592
Sullivan	18,830	18,857	37,687
Weidemeyer	18,830	17,579	36,409
Wessel	18,830	12,525	31,355

(2)	Represents income associated with the Company’s provision of up to two sets of automobile tires per year to the directors. For Directors Boland, Peterson and Weidemeyer, this also includes a premium of $34,186, $33,825 and $33,825, respectively, on life insurance policies that will be used to cover Goodyear’s obligation to make a charitable donation recommended by each director following his or her death, pursuant to the Director’s Charitable Award Program, as described below. The aggregate incremental cost to the Company of the life insurance policies is the annual premium and related fees.

(3)	Mr. Hellman was elected to the Board of Directors on October 5, 2010.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

For the year ended December 31, 2010, outside directors received cash compensation in the amount of $18,750 per calendar quarter for the first three quarters and $27,500 for the fourth quarter. The Lead Director received an additional $13,750 per calendar quarter. The chairperson of the Audit Committee received an additional $5,000 per calendar quarter, the chairperson of the Compensation Committee received an additional $2,500 per calendar quarter for the first three quarters and $5,000 for the fourth quarter, and the chairpersons of all other committees received an additional $2,500 per calendar quarter. Any director who attended more than 24 board and committee meetings received $1,700 for each additional meeting attended ($1,000 if the meeting was attended by telephone). In addition, the Board may form special committees from time to time and determine the compensation of the chairperson of such committees. Travel and lodging expenses incurred in attending board and committee meetings are paid by Goodyear. Mr. Kramer and Mr. Keegan did not receive additional compensation for their service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. For the year ended December 31, 2010, on the first business day of each calendar quarter, each eligible director received a grant of restricted stock units with a grant date fair value of $23,750 for the portion of the previous calendar quarter during which he or she served as a director. Beginning January 1, 2011, the quarterly restricted stock unit grant will have a grant date fair value of $27,500. These restricted stock units will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board. The Directors’ Equity Plan also permits each participant annually to elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalent units based on the closing market price of our Common Stock on the accrual date. Under this plan, the restricted stock units and share equivalent units receive dividend equivalents (if dividends are paid) at the same rate as our Common Stock, which dividends will be converted into restricted stock units or share equivalent units, as the case may be, based on the closing market price of our Common Stock on the dividend payment date. Share equivalent units accrued prior to October 1, 2010 will be converted to a dollar value at the closing market price of our Common Stock on the later of the first business day of the seventh month following the month during which the participant ceased to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amounts earned and vested prior to January 1, 2005, will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the conversion from share equivalent units to a dollar value. Amounts in Directors’ Equity Plan accounts that are to be paid in installments will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date. Amounts earned and vested on or after January 1, 2005, will be paid out in a lump sum on the fifth business day following the conversion from share equivalent units to a dollar value. Share equivalent units accrued on or after October 1, 2010 will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board.

On February 27, 2007, the Compensation Committee recommended, and the Board of Directors approved, stockholding guidelines for directors. These guidelines specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer within five years of the later of the effective date of the program or the date of election as a director. Shares owned directly and restricted stock units and share equivalent units accrued to a Directors’ Equity Plan account are counted as ownership in assessing compliance with the guidelines. The earliest compliance date for our directors is February 27, 2012. All of our directors, other than Mr. Hellman (who was elected to the Board of Directors on October 5, 2010), have met the required stockholding guidelines well in advance of the required compliance date.

Goodyear also sponsors a Directors’ Charitable Award Program funded by life insurance policies owned by Goodyear on the lives of pairs of directors. Goodyear donates $1 million per director to one or more qualifying charitable organizations recommended by each director after both of the paired directors are deceased. Assuming current tax laws remain in effect, Goodyear expects to recover the cost of the program over time with the proceeds of the insurance policies purchased. Directors derive no financial benefit from the program. This program is not available to directors first elected after October 1, 2005.

Risks Related to Compensation Policies and Practices

We have reviewed our compensation policies and practices for our employees and have concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.

ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 2 on your Proxy)

We are seeking your vote to approve, on an advisory (or non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As discussed in our Compensation Discussion and Analysis starting on page 17, our executive compensation program is designed to:

•	motivate executives and other key personnel to attain appropriate short-term and long-term performance goals and manage the Company for sustained long-term growth,

•	align executives’ interests with those of our shareholders, and

•	attract and retain qualified and experienced executive officers and other key personnel.

We believe that the Company’s executive compensation programs have been effective at achieving these key objectives.

We made significant progress during 2010 on important financial and operational goals that will enable us to take advantage of improving economic conditions and to emerge stronger in the future. In 2010, we:

•	increased our EBIT by almost $500 million from $300 million in 2009 to $795 million in 2010,

•	achieved $689 million in product and mix improvements which allowed us to offset $685 million of raw material cost increases (exclusive of $136 million in cost savings),

•	increased our net sales by $2.5 billion from $16.3 billion in 2009 to $18.8 billion in 2010,

•	achieved strong cash flow from operating activities through improvements in working capital management allowing us to invest in growth opportunities in China and South America, and

•	launched nearly 60 successful new products thereby increasing the percentage of our sales coming from recently launched products.

We believe that our executive compensation program appropriately rewards our named executive officers and other key personnel for the significant financial and operational achievements noted above and for guiding the Company through the uncertain recovery from the recessionary economic conditions that we continue to experience in many parts of the world.

The advisory resolution set forth below, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our executive compensation program for our named executive officers. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement. The resolution does not address the matters disclosed under the headings “Director Compensation” or “Risks Related to Compensation Policies and Practices,” nor is it intended to indicate your approval of future “golden parachute” payments. We will seek shareholder approval of any “golden parachute” payments at the time of any transaction triggering such payments to the extent required by applicable law.

We ask you to vote “FOR” the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the shareholders of The Goodyear Tire & Rubber Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders.”

Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote.

Your Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution regarding the compensation of our named executive officers (Proxy Item 2).

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER VOTES REGARDING
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 3 on your Proxy)

We are also seeking your preference, on an advisory (or non-binding) basis, with respect to the frequency of future shareholder votes regarding the compensation of our named executive officers. You may vote for a “say-on-pay” vote frequency of every one, two or three years, or you may abstain from expressing a preference. This advisory “frequency” vote is required at least once every six years beginning with our 2011 Annual Meeting of Shareholders.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote regarding the compensation of our named executive officers that occurs annually is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a frequency of “One Year” for future shareholder votes regarding the compensation of our named executive officers.

We believe that an annual advisory vote on our executive compensation program will enhance shareholder communication by encouraging our shareholders to provide us with their input on our executive compensation policies, practices and plans and will provide us a means to obtain regular feedback on shareholder sentiment regarding our executive compensation decisions.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain when you vote on the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast will be determined to be the preferred frequency with which the Company is to hold a shareholder advisory vote regarding the compensation of the Company’s named executive officers.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the shareholder advisory vote regarding the compensation of our named executive officers that will be considered to be preferred by our shareholders. However, because this vote is not binding on the Board, the Board may decide, either now or in the future, that it is in the best interests of our shareholders and the Company to hold a shareholder advisory vote regarding the compensation of our named executive officers more or less frequently than the option preferred by our shareholders.

Your Board of Directors unanimously recommends that shareholders vote for a frequency of ONE YEAR for future shareholder votes regarding the compensation of our named executive officers (Proxy Item 3).

RELATED PERSON TRANSACTIONS

During 2010, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-management directors are executive officers and/or directors. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairman of the Governance Committee on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements during 2010.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Goodyear for PwC

The following table presents fees and expenses for services rendered by PwC for fiscal 2010 and 2009.

(In thousands)	2010	2009

Audit Fees and Expenses(1)	$14,641	$14,014
Audit-Related Fees and Expenses(2)	1,112	427
Tax Fees and Expenses(3)	1,954	2,746
All Other Fees and Expenses(4)	1,022	655

Total	$18,729	$17,842

(1)	Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees and expenses consist primarily of accounting consultations and services related to business acquisitions and divestitures.

(3)	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

(4)	All other fees and expenses principally include fees related to advisory services and information and education services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax services and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chairman of the Committee. The Chairman is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PwC.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from Goodyear.

Based on the review and discussions with management and PwC referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear include the audited consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2010 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2010 and in its 2010 Annual Report to Shareholders.

The Audit Committee

James C. Boland, Chairman
James A. Firestone
Peter S. Hellman
W. Alan McCollough
Stephanie A. Streeter

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on your Proxy)

The Audit Committee of the Board has appointed PwC as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2011 and its internal control over financial reporting as of December 31, 2011. During fiscal year 2010, PwC served as Goodyear’s independent registered public accounting firm and also provided audit-related, tax and other services. See “Principal Accountant Fees and Services” above.

The following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011 is hereby ratified.”

In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for 2012.

Your Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 (Proxy Item 4).

OTHER BUSINESS

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Messrs. Bialosky, Wells or Bell in such manner as they, in their discretion, deem appropriate.

MISCELLANEOUS

Submission of Shareholder Proposals

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2012 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and must be received by Goodyear prior to the close of business on November 9, 2011. In addition, if a shareholder intends to present a proposal or other business (not including a proposal submitted for inclusion in our proxy materials pursuant to Rule 14a-8) or to nominate a candidate for election as a director at the 2012 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than December 14, 2011 and not later than the close of business on January 13, 2012. If notice of a proposal or a director nomination is not received by the Company in accordance with the dates specified in the Code of Regulations or pursuant to Rule 14a-8, as the case may be, then the proposal or director nomination will be deemed untimely and we will have the right to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal or director nomination. Shareholder proposals or director nominations should be sent to the executive offices of Goodyear, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Office of the Secretary.

For a proposal or director nomination to be properly presented at an annual meeting of shareholders, a shareholder must comply with the deadlines described in the preceding paragraph, as well as all of the other requirements of the Code of Regulations. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in the Goodyear Common Stock fund of certain employee savings plans. Shares of Common Stock held in the trust for these plans will be voted by the trustee as instructed by the plan participants who participate in the Goodyear Common Stock fund. Shares held in the trust for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the Goodyear Common Stock fund of the applicable savings plan.

Internet and Telephone Voting

You may vote your shares using the internet by accessing the following web site:

http://www.proxyvote.com

or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker or nominee.

Shareholders Sharing The Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Form 10-K

GOODYEAR WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF GOODYEAR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: THE GOODYEAR TIRE & RUBBER COMPANY, 1144 EAST MARKET STREET, AKRON, OHIO 44316-0001, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.GOODYEAR.COM.

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $11,500, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co. may solicit proxies from shareholders by mail, telephone or the internet. In addition, officers or other employees of Goodyear may, without additional compensation therefor, solicit proxies in person or by telephone or the internet.

March 8, 2011

By Order of the Board of Directors

David L. Bialosky, Secretary

C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 43069
PROVIDENCE, RI 02940-3069
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 11, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 11, 2011. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote via the Internet or by phone,
please do not mail your card.
Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M30991-P06559	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY

The Board of Directors recommends that you vote FOR the election of all Nominees.

ITEM 1. Election of Directors

	For	Against	Abstain
NOMINEES:

1a) James C. Boland	☐	☐	☐				For	Against	Abstain

1b) James A. Firestone	☐	☐	☐	1j) G. Craig Sullivan			☐	☐	☐

1c) Werner Geissler	☐	☐	☐	1k) Thomas H. Weidemeyer			☐	☐	☐

1d) Peter S. Hellman	☐	☐	☐	1l) Michael R. Wessel			☐	☐	☐

1e) Richard J. Kramer	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposal.

1f) W. Alan McCollough	☐	☐	☐	ITEM 2.	Advisory vote on executive compensation.		☐	☐	☐

1g) Rodney O’Neal	☐	☐	☐	The Board of Directors recommends that you vote FOR ONE YEAR.		1 Year	2 Years	3 Years	Abstain

1h) Shirley D. Peterson	☐	☐	☐	ITEM 3.	Advisory vote on the frequency of future shareholder votes on executive compensation.	☐	☐	☐	☐

1i) Stephanie A. Streeter	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposal.			For	Against	Abstain

Please indicate if you plan to attend this meeting.	☐	☐		ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.		☐	☐	☐
	Yes	No

Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.

The undersigned hereby acknowledges receipt of the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
The Goodyear Tire & Rubber Company
April12, 2011
9:00 a.m.
Offices Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
please vote — your vote is important

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2011 Notice and Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

M30992-P06559

THE GOODYEAR TIRE & RUBBER COMPANY
PROXY FOR 2011 ANNUAL MEETING OF SHAREHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints David L. Bialosky, Darren R. Wells and Bertram Bell and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on Tuesday, April 12, 2011, at 9:00 A.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of twelve Directors of the Company (with discretionary authority to cumulate votes), upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.
If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors (with discretionary authority to cumulate votes), FOR Items 2 and 4, and for ONE YEAR for Item 3.
If you plan to attend the 2011 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 43069
PROVIDENCE, RI 02940-3069
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 7, 2011. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 7, 2011. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote via the Internet or by phone,
please do not mail your card.
Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M30993-P06559	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY

The Board of Directors recommends that you vote FOR the election of all Nominees.

ITEM 1. Election of Directors

	For	Against	Abstain
NOMINEES:

1a) James C. Boland	☐	☐	☐				For	Against	Abstain

1b) James A. Firestone	☐	☐	☐	1j) G. Craig Sullivan			☐	☐	☐

1c) Werner Geissler	☐	☐	☐	1k) Thomas H. Weidemeyer			☐	☐	☐

1d) Peter S. Hellman	☐	☐	☐	1l) Michael R. Wessel			☐	☐	☐

1e) Richard J. Kramer	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposal.

1f) W. Alan McCollough	☐	☐	☐	ITEM 2.	Advisory vote on executive compensation.		☐	☐	☐

1g) Rodney O’Neal	☐	☐	☐	The Board of Directors recommends that you vote FOR ONE YEAR.		1 Year	2 Years	3 Years	Abstain

1h) Shirley D. Peterson	☐	☐	☐	ITEM 3.	Advisory vote on the frequency of future shareholder votes on executive compensation.	☐	☐	☐	☐

1i) Stephanie A. Streeter	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposal.			For	Against	Abstain

Please indicate if you plan to attend this meeting.	☐	☐		ITEM 4.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.		☐	☐	☐
	Yes	No

Authorization: I acknowledge receipt of the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
The Goodyear Tire & Rubber Company
April 12, 2011
9:00 a.m.
Offices Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio
please vote — your vote is important

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2011 Notice and Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

M30994-P06559

CONFIDENTIAL VOTING INSTRUCTIONS 2011 ANNUAL MEETING OF SHAREHOLDERS
FOR EMPLOYEE SAVINGS AND OTHER PLANS
Solicited on Behalf of the Board of Directors
April 12, 2011
The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 12, 2011, are delivered herewith.
Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 18, 2011.
As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.
I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan at February 18, 2011 at the Annual Meeting of Shareholders to be held on April 12, 2011 and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.
Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors (with discretionary authority to cumulate votes), FOR Items 2 and 4, and for ONE YEAR for Item 3.
If you plan to attend the 2011 ANNUAL MEETING, please mark the box indicated on the reverse side.
THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.